ALL-AMERICAN SPORTPARK, INC.

Dear Stockholder:

We are furnishing this Information Statement to the stockholders of All-American SportPark, Inc., a Nevada corporation (the “Company”), in connection with the sale of the 51% interest the Company holds in All American Golf Center, Inc. (“AAGC”), which constitutes substantially all of the Company’s assets pursuant to a Transfer Agreement dated June 10, 2016.

The Transfer Agreement and the transactions contemplated thereby have been approved by the Company’s Board. As permitted by Nevada law and our Bylaws, the Company has received a written consent from the stockholders holding a majority of the shares of Common Stock outstanding approving the purchase agreement and the transactions contemplated thereby.

ACCORDINGLY, STOCKHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE TRANSFER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

The sale of the 51% interest in AAGC described in the enclosed Information Statement will not become effective until at least 20 calendar days following the date of mailing of the attached Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The enclosed Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and Nevada law. It contains a description of the Transfer Agreement and the transactions contemplated thereby. We encourage you to read the Information Statement. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission.

                                                                                                                             Sincerely,
                                                                                                                             Ronald S. Boreta
                                                                                                                             President and Chief Executive Officer

ALL-AMERICAN SPORTPARK, INC.

6730 South Las Vegas Blvd.
Las Vegas Nevada 89119
(702) 317-7301

NOTICE OF ADOPTION AND APPROVAL OF TRANSFER AGREEMENT
BY WRITTEN CONSENT OF STOCKHOLDERS

September 20, 2016

To the Stockholders of All-American SportPark, Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Section 78.320 of the Nevada Revised Statutes (NRS), that on June 10, 2016, the holders of a majority of the outstanding shares of All-American SportPark, Inc., a Nevada corporation (the “Company”), entitled to vote thereon, acting by written consent without a meeting of stockholders, authorized, adopted and approved the execution, delivery and performance of the Transfer Agreement, dated June 10, 2016, by and among the Company, as transferor, and Ronald Boreta and John Boreta (collectively, the “Boretas”), and approved the transactions contemplated thereby.

Pursuant to the Transfer Agreement, we will transfer our 51% interest in AAGC, which constitutes substantially all of our assets, to the Boretas and also issue to the Boretas 1,000,000 shares of the Company’s Common Stock in exchange for the cancellation of indebtedness totaling approximately $8,613,000.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals $320,000. In addition, AAGC will forgive approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas will forgive approximately $1,367,000 owed to them by the Company. The Company will forgive approximately $27,605 owed to the Company by entities controlled by the Boretas.

Section 78.320 of the Nevada Revised Statutes (“Nevada Law”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada Law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who would have been entitled to notice of such a meeting.

                                                                                                                                                                     By Order of the Board of Directors,

                                                                                                                                                                     Ronald S. Boreta
                                                                                                                                                                     President, Chief Executive Officer
                                                                                                                                                                     and Corporate Secretary

ALL-AMERICAN SPORTPARK, INC.

INFORMATION STATEMENT

Introduction

This Information Statement is being furnished to the stockholders of All-American SportPark, Inc, a Nevada corporation (the “Company”), in connection with the prior approval of our Board of Directors (the “Board”) of, and receipt of approval by written consent of the majority stockholders of the Company for, the transfer of our 51% interest in All American Golf Center, Inc (“AAGC”), which constitutes substantially all of our assets, to Ronald Boreta and John Boreta (collectively, the “Boretas”) and also issue to the Boretas 1,000,000 shares of the Company’s Common Stock in exchange for the cancellation of indebtedness totaling approximately $8,613,000.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals $320,000. In addition, AAGC will forgive approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas will forgive approximately $1,367,000 owed to them by the Company. The Company will forgive approximately $27,605 owed to the Company by entities controlled by the Boretas.

The Board believes that the approval and consummation of the Transfer Agreement and the transactions contemplated thereby are in the best interest of the Company. Accordingly, at a meeting of the Board held on May 16, 2016, the Board approved the Transfer Agreement, and the transactions contemplated thereby, subject to certain conditions that were subsequently met, and directed that these items be presented to stockholders of the Company holding a majority of the issued and outstanding shares of the Company’s Common Stock.

Under Nevada law and our Bylaws, the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on June 10, 2016 (the “Record Date”), was required to approve the Transfer Agreement and the transactions contemplated thereby. Each share of Common Stock is entitled to one vote per share. As of the Record Date there were issued and outstanding 4,624,123 shares of Common Stock. As permitted by the Nevada Law, on the Record Date the Company received a written consent in lieu of a meeting of stockholders from holders of 2,343,915 shares of Common Stock representing approximately 50.69% of the total issued and outstanding shares of Common Stock approving the Transfer Agreement and the transactions contemplated thereby.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE TRANSFER PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

The closing of the Transfer Agreement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our stockholders.

This Information Statement is furnished for the purposes of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, and under Nevada Law, of the Transfer Agreement before it is consummated and the taking of action by a majority of the stockholders of the Company by written consent. This Information Statement is first being mailed on or about September 20, 2016 to holders of record of Common Stock as of the close of business on the Record Date.

SUMMARY TERM SHEET

The summary that follows highlights selected information contained elsewhere in this Information Statement. It may not contain all of the information that is important to you. To fully understand the Transfer Agreement, you should carefully read this Information Statement in its entirety.

Parties to the Transfer Agreement:

All-American SportPark, Inc. (the “Company”) (see page 8)

6730 South Las Vegas Blvd. Las Vegas Nevada 89119 (702) 317-7301

The Company, through its 51% ownership of AAGC, operates a golf facility which is currently called the “TaylorMade Golf Experience,” on approximately forty-two (42) acres of land located on Las Vegas Boulevard in Las Vegas, Nevada.

The Boretas:

Ronald Boreta
John Boreta
6730 South Las Vegas Blvd.
Las Vegas Nevada 89119

Ronald Boreta is President, Chief Executive Officer and a Director of the Company. John Boreta is a Director of the Company and General Manager of AAGC. They are each also principal stockholders of the Company. Ronald Boreta and John Boreta own Saint Andrews Golf Shop Ltd., which holds a 49% interest in AAGC. Upon closing of the Transfer Agreement, Ronald Boreta and John Boreta will own, directly or indirectly, 100% of AAGC.

The Transfer Agreement (see page 9)

Pursuant to the Transfer Agreement, at the closing we will transfer our 51% interest in AAGC, which constitutes substantially all of our assets, to the Boretas and also issue to the Boretas 1,000,000 shares of the Company’s Common Stock in exchange for the cancellation of indebtedness totaling approximately $8,613,000.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals $320,000. In addition, AAGC will forgive approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas will forgive approximately $1,367,000 owed to them by the Company. The Company will forgive approximately $27,605 owed to the Company by entities controlled by the Boretas.

Reasons for the Transfer Agreement (see page 11)

The Board determined that due to the large amount of debt of the Company that the Transfer Agreement and the transactions contemplated thereby provided the best opportunity for the stockholders of the Company to ultimately receive some value for their shares.

Opinion Concerning the Value of AAGC (see page 13)

Among other factors, the Board considered a report prepared by Western Economic & Valuation Consultants, Inc., a member of Western Valuation Advisors (“WVA”) which was engaged to provide an estimate of the fair market value of the 51% interest in AAGC. As a result of their analysis, WVA was of the opinion that the fair market value of the Company’s 51% interest in AAGC was approximately $663,000.

Dissenters’ Rights (see page 15)

The stockholders of the Company are not entitled to seek dissenters’ or appraisal rights under Nevada law in connection with the Transfer Agreement.

Government Approval (see page 15)

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of Nevada Law in connection with the Transfer Agreement, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Transfer Agreement or the transactions contemplated thereby.

Interests of the Continuing Stockholders (see page 9)

Following the closing of the Transfer Agreement, the current stockholders of the Company will continue to own their outstanding shares of Common Stock of the Company. However,

1,000,000 shares of Common Stock will be issued to the Boretas at the closing and so the ownership percentage of the current stockholders of the Company will be diluted.

QUESTIONS AND ANSWERS ABOUT THE TRANSFER AGREEMENT AND
STOCKHOLDER ACTION BY WRITTEN CONSENT

Following are some questions that may be raised by our stockholders in connection with the Transfer Agreement and the action taken by written consent of the stockholders of the Company.

Q. What vote was required to approve the Transfer Agreement?

A. Approval of the Transfer Agreement required the affirmative vote of the holders of not less than a majority of the Company’s issued and outstanding Common Stock entitled to vote thereon.

Q. What constitutes a majority of the Company’s outstanding Common Stock?

A. On June 10, 2016, the Company had 4,624,123 shares of Common Stock issued and outstanding. As a result 2,312,062 shares constituted a majority of the shares of Common Stock issued and outstanding.

Q. Who Voted In Favor of the Transfer Agreement?

A. Ronald Boreta, John Boreta, Boreta Enterprises, LTD. (which is controlled by the Boretas) and Investment AKA, LLC (which is controlled by Andre K. Agassi), voted an aggregate of 2,343,915 shares in favor of the adoption and approval of the Transfer Agreement and the transactions contemplated thereby. Such shares represent 50.69% of the shares of Common Stock outstanding. Such individuals are referred to in this Information Statement as the “Majority Stockholders”. See “Voting Securities and Principal Holders Thereof” at page 16.

Q. What relationship do the stockholders that voted in favor of the Transfer Agreement have with the Company and the transactions contemplated by the Transfer Agreement?

A. Ronald Boreta is President and Chief Executive Officer of the Company, a Director and principal stockholder of the Company. John Boreta is a Director and principal stockholder of the Company and is also General Manager of AAGC. The Boretas are parties to the Transfer Agreement. Investment AKA, LLC is a principal stockholder of the Company. Neither Investment AKA, LLC nor Andre Agassi has any direct or indirect interest in the Transfer Agreement or the transactions contemplated by the Transfer Agreement.

Q. Why isn’t the Company holding a stockholders meeting to vote on the Transfer Agreement and the transactions contemplated thereby?

A. In order to lawfully close on the Transfer Agreement, Nevada law requires that a majority of shares of Common Stock issued and outstanding vote in favor of the adoption and approval of the Transfer Agreement and the transactions contemplated thereby. The stockholders voting in favor of the Transfer Agreement and the transactions contemplated thereby represent 50.69% of the shares outstanding, or a majority of the outstanding shares. Therefore, management concluded that because approving a transaction by the written consent of stockholders can be accomplished quicker than distributing a notice of meeting and Information Statement, and conducting a stockholders meeting, management and the Board decided not to conduct a meeting of stockholders. Instead, promptly following the execution of the Transfer Agreement, stockholders owning approximately 50.69% of the shares outstanding signed a written consent approving the Transfer Agreement and the transactions contemplated thereby, as permitted under Nevada law and the Bylaws of the Company.

Q. What are the terms of the Transfer Agreement?

A. At the closing of the Transfer Agreement, the shares of AAGC Common Stock held by the Company, representing 51% of the AAGC shares outstanding, will be transferred to the Boretas or their assigns. In addition, the Company will issue 1,000,000 shares of its Common Stock to the Boretas. In exchange, the Boretas will cancel the promissory notes and the interest accrued thereon totaling approximately $8,722,727 as of August 31, 2016.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals $320,000. In addition, AAGC will forgive approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas will forgive approximately $1,367,000 owed to them by the Company. The Company will forgive approximately $27,605 owed to the Company by entities controlled by the Boretas.

Q. Why is the Company transferring its assets?

A. The Board determined that due to the large amount of debt of the Company that the Transfer Agreement and the transactions contemplated thereby provided the best opportunity for the stockholders of the Company to ultimately receive some value for their shares.

Q. What will happen to the Company after the closing of the Transfer Agreement?

A. Following the closing of the Transfer Agreement,

  The Company will continue to be a public company;
  The Company’s Directors and Executive Officer will continue to serve in their current capacities;

  The Company will have no significant assets and will continue to depend on affiliates to provide funds to pay its ongoing expenses;
  The Company’s Common Stock will continue to trade on the OTC Bulletin Board; and

  The Company will become a “shell company” which it intends to use as a vehicle for the acquisition of an operating business.

The Company does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and the Company has not, nor has anyone on its behalf, contacted any potential target business.

Q. What did the Board consider in determining that the consideration to be paid is fair to the public stockholders?

A. Among other factors, the Board considered a report prepared by Western Economic & Valuation Consultants, Inc., a member of Western Valuation Advisors (“WVA”) which was engaged to provide an estimate of the fair market value of the 51% interest in AAGC. As a result of their analysis, WVA was of the opinion that the fair market value of the Company’s 51% interest in AAGC was approximately $663,000.

Q. What rights do stockholders have to dissent from the Transfer Agreement and the transactions contemplated thereby?

A. The stockholders of the Company do not have the right to seek the appraisal of their shares under Nevada law.

Q. What are the conditions to closing the Transfer Agreement?

A. The closing is subject to customary requirements including the accuracy of each party’s representations and warranties, the absence of any legal proceedings and each party’s compliance with its covenants and agreements contained in the Transfer Agreement. In addition, at least 20 calendar days will need to have passed since an Information Statement pursuant to Rule 14c-2 under the Exchange Act has been filed with the SEC and transmitted to every stockholder of the Company from whom consent was not solicited.

Q. Are any governmental approvals required in connection with the Transfer Agreement?

A. Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with Transfer Agreement and the transactions contemplated by the Transfer Agreement.

THE COMPANY

The Company currently operates a golf facility called the “TaylorMade Golf Experience” (“TMGE”), formerly called the “Callaway Golf Center” ™, on approximately forty-two (42) acres of land located on Las Vegas Boulevard in Las Vegas, Nevada. The TMGE opened to the public on October 1, 1997.

The TMGE is strategically positioned within a few miles of the largest hotels and casinos in the world. According to the Las Vegas Convention and Visitors Authority (“Visitors Authority”), Las Vegas had 42,312,216 visitors in 2015. There are 149,213 hotel rooms in Las Vegas and, according to the Visitors Authority, eighteen of the top twenty-five largest hotels in the world are within five miles of the TMGE. They include the MGM Grand, Mandalay Bay, Luxor, Bellagio,

Monte Carlo, and the City Center. The TMGE is also adjacent to McCarran International Airport, the 25th busiest airport in the world with passenger traffic of 45,389,074 during 2015 according to the Visitors Authority. The city of Las Vegas population is 619,419 while the Las Vegas valley (Clark County) residential population is 2,102,238.

The TMGE includes a two tiered, 110-station, driving range. The driving range is designed to have the appearance of an actual golf course with ten impact greens and island greens. Pro-line equipment and popular brand name TaylorMade golf balls are utilized throughout the TMGE. In addition to the driving range, the TMGE has a lighted, nine-hole, par three golf course, named the “Divine Nine.” The golf course has been designed to be challenging, with golf cart paths and designated practice putting and chipping areas. At the entrance to the TMGE is a 20,000 square foot clubhouse which includes two advanced state of the art golf swing analyzing systems developed by TaylorMade, and two tenant operations: (a) the Saint Andrews Golf Shop featuring the latest in TaylorMade Adidas equipment and accessories, and (b) the Flight Deck Bar and Grill, which features an outdoor patio overlooking the golf course and driving range with the Las Vegas “Strip” in the background.

As of September 8, 2016, there were 2 full-time and 2 part-time employees at the Company’s executive offices, and 4 full-time and 14 part-time employees at the TMGE.

THE TRANSFER AGREEMENT

General

On June 10, 2016, the Company, as transferor, and Ronald Boreta and John Boreta (collectively, the “Boretas”) as transferees entered into a Transfer Agreement which provides that, effective at the closing, we will transfer our 51% interest in AAGC, which constitutes substantially all of our assets, to the Boretas and also issue to the Boretas 1,000,000 shares of the Company’s Common Stock in exchange for the cancellation of indebtedness totaling approximately $8,722,727.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals $320,000. In addition, AAGC will forgive approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas will forgive approximately $1,367,000 owed to them by the Company. The Company will forgive approximately $27,605 owed to the Company by entities controlled by the Boretas.

The closing is subject to customary requirements including the accuracy of each party’s representations and warranties, the absence of any legal proceedings and each party’s compliance with its covenants and agreements contained in the Transfer Agreement. In addition, at least 20 calendar days will need to have passed after a definitive Information Statement pursuant to Rule 14c-2 under the Exchange Act has been filed with the SEC and transmitted to the stockholders of the Company from whom consent was not solicited.

A copy of the complete Transfer Agreement was filed as Exhibit 2.1 to the Company’s report on Form 8-K filed with the SEC on June 13, 2016.

Approval of the Board and Stockholders

At a meeting held on May 16, 2016, the Company’s Board approved the Transfer Agreement, and the transactions contemplated thereby, subject to certain conditions that were subsequently met, and directed that these items be presented to stockholders of the Company holding a majority of the issued and outstanding shares of the Company’s Common Stock.

Section 78.320 of the Nevada Revised Statutes (“Nevada Law”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada Law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who would have been entitled to notice of such a meeting.

On the Record Date, the Company had 4,624,123 shares of Common Stock issued and outstanding. As a result 2,312,062 shares constituted a majority of the shares of Common Stock issued and outstanding. On the Record Date, Ronald Boreta, John Boreta, Boreta Enterprises, LTD. (which is controlled by the Boretas) and Investment AKA, LLC (which is controlled by Andre K. Aggasi), voted an aggregate of 2,343,915 shares in favor of the adoption and approval of the Transfer Agreement and the transactions contemplated thereby. Such shares represent 50.69% of the shares of Common Stock outstanding. Such individuals are referred to in this Information Statement as the “Majority Stockholders.”

Parties to the Transfer Agreement:

The Company:
All-American SportPark, Inc.
6730 South Las Vegas Blvd.
Las Vegas Nevada 89119
(702) 317-7301

The Company, through its 51% ownership of AAGC, operates a golf facility which is currently called the “TaylorMade Golf Experience,” on approximately forty-two (42) acres of land located on Las Vegas Boulevard in Las Vegas, Nevada.

The Boretas:
Ronald Boreta
John Boreta
6730 South Las Vegas Blvd.
Las Vegas Nevada 89119

Ronald Boreta is President, Chief Executive Officer and a Director of the Company. John Boreta is a Director of the Company and General Manager of AAGC. They are each also principal stockholders of the Company. Ronald Boreta and John Boreta own Saint Andrews Golf Shop Ltd. (“Saint Andrews”), which holds a 49% interest in AAGC. Upon closing of the Transfer Agreement, Ronald Boreta and John Boreta will own, directly or indirectly, 100% of AAGC.

Background of the Transfer Agreement

On June 15, 2009, the Company entered into a Stock Transfer Agreement with Saint Andrews pursuant to which the Company transferred 49% of the outstanding Common Stock of All-American Golf Center, Inc. ("AAGC"), a subsidiary of the Company, to Saint Andrews Golf Shop, Ltd. ("Saint Andrews") in exchange for the cancellation of $600,000 of debt owed by the Company to Saint Andrews. The transfer of 49% of the Common Stock of AAGC was authorized by the Company's Board at which all of the Company's Directors voted in favor of the transfer, except that Ronald Boreta abstained from such vote. In connection with this transaction, the Company engaged Houlihan Valuation Advisors ("HVA") to provide an estimate of the fair market value of a 49% interest in AAGC. As a result of their analysis, HVA was of the opinion that the fair market value of a 49% interest in AAGC was approximately $600,000. The Board determined to use this value as the amount to be received from Saint Andrews for the 49% interest.

Since that time, the Company has continued to operate at a loss and accumulate debt.

On April 13, 2016, the Boretas entered into a transaction with the Estate of Vaso Boreta (the “Estate”) in which the Estate acquired 400,000 shares of Common Stock of the Company from the Boretas in a private transaction. The consideration paid by the Estate for the shares was the transfer of promissory notes issued by the Company and certain other obligations involving the Estate. The transfers included promissory notes payable by the Company to the Estate totaling approximately $3,300,000 in principal, together with all interest and other amounts that may be due and owing to the Estate. As a result of these transfers, the Boretas now own these obligations of the Company, which at August 31, 2016 totaled approximately $8,722,727.

Reasons for the Transfer Agreement

At a meeting held on May 16, 2016, the Company’s Board considered a proposal made by the Boretas to exchange the debt owed to them by the Company for the remaining 51% interest of AAGC, which, together with the 49% interest they already hold, would give them 100% of the stock of AAGC.

In reaching their decision, the Board considered that the 42-acre Golf Center property located on Las Vegas Blvd. S. has only 6 1/2 years remaining of the lease, and although the Golf Center was successful in the past, in recent years the golf industry has been challenged and has faced a decline nationally. The Board also considered that a large competitor, Top Golf, has moved to Las Vegas and is in the final stages of building a 70-million-dollar high tech driving range adjacent to the MGM Grand Hotel, which may impact the golf center business in the future.

The Board considered a number of alternatives to entering into the Transfer Agreement. One alternative would be for the landlord to sell the 135-acre parcel to a third party for a new development and buy out the remaining lease held by AAGC. However, even if such a transaction could be entered into, the Company would still owe John Boreta and Ron Boreta a large amount of debt that could not be repaid out of the proceeds of such a deal. As a result, the Company’s stockholders would not realize any benefit from that type of a transaction.

Other alternatives that were considered by the Board included filing for bankruptcy, liquidation of the Company, or taking the Company private. However, none of these alternatives would provide any benefit to the Company’s outside stockholders.

The Board then discussed having the Company become a public shell with the intention of finding a candidate with which to structure a reverse merger. Such a transaction could ultimately benefit all of the stockholders of the Company. The proposed transaction with the Boretas offered that opportunity.

The Company’s Board, with Ronald Boreta and John Boreta abstaining from the vote, approved the Transfer Agreement and the transactions contemplated thereby and directed that the Transfer Agreement be submitted for approval of the Company’s stockholders. In approving the Transfer Agreement, the Directors who voted also considered a report prepared by Western Economic & Valuation Consultants, Inc., a member of Western Valuation Advisors (“WVA”) which was engaged to provide an estimate of the fair market value of the 51% interest in AAGC. As a result of their analysis, WVA was of the opinion that the fair market value of the 51% interest in AAGC was approximately $663,000.

The parties determined that the values of the consideration to be exchanged pursuant to the Transfer Agreement were appropriate in light of the fact that they shared the same goal, that of making the Company a public shell with the intention of finding a candidate with which to structure a reverse merger. The Company was willing to transfer the 51% ownership in AAGC and 1,000,000 shares of common stock to the Boretas in exchange for the cancellation of a substantial amount of debt because there is no viable alternative that would provide any potential benefits to the Company’s shareholders. The Boretas proposed the exchange due to the fact that the Company is not able to repay the debt and that an attempt by the Boretas to collect would impair or eliminate the potential value of the Company as a public shell.

Operation of the Company after Closing the Transfer Agreement

Following the closing of the Transfer Agreement,

  The Company will continue to be a public company;

  The Company’s Directors and Executive Officer will continue to serve in their current capacities;

  The Company will have no significant assets and will continue to depend on affiliates to provide funds to pay its ongoing expenses.

  The Company’s Common Stock will continue to trade on the OTC Bulletin Board; and
  The Company will become a “shell company” which it intends to use as a vehicle for the acquisition of an operating business.

As noted, after the closing of the Transfer Agreement, the Company will be considered a “shell company,” as that term is defined in Rule 12b-2 of the Exchange Act, given that the Company will have no or nominal operations and no or nominal assets. As such, the Company will be subject to the restrictions imposed on shell companies, including the inability of stockholders of the Company to rely on Rule 144 to resell shares of the Company. Rule 144 will not be available unless and until: (i) the Company ceases to be a shell company; (ii) the Company remains subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed thereunder for the preceding twelve months (other than Form 8-K reports); and (iii) the Company has filed current “Form 10 information” with the SEC reflecting its status as a company that is no longer a shell company, and one year has elapsed from the date that the Company has filed such “Form 10 information” with the SEC.

The Company does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation and the Company has not, nor has anyone on its behalf, contacted any potential target business.

Conditions to Closing; Closing Date

The closing is subject to customary requirements including the accuracy of each party’s representations and warranties, the absence of any legal proceedings and each party’s compliance with its covenants and agreements contained in the Transfer Agreement. In addition, at least 20 calendar days will need to have passed since an Information Statement pursuant to Rule 14c-2 under the Exchange Act has been filed with the SEC and transmitted to every stockholder of the Company from whom consent was not solicited.

It is expected that the closing of the Transfer Agreement will occur shortly after the end of the 20 day period following the mailing of the definitive Information Statement.

Opinion Concerning the Value of AAGC

The Company retained Western Economic & Valuation Consultants, Inc., a member of Western Valuation Advisors ("WVA") to prepare a valuation study for the purpose of estimating the fair market value of a 51.0 percent interest in All-American Golf Center, Inc. ("AAGC") as of September 30, 2015. WVA was selected due to its 25 year experience as a full-service business valuation, economic, and financial consulting firm with offices in Salt Lake City and Las Vegas. It serves clients in a wide range of industries throughout the Western United States.

The valuation was prepared for management's use in connection with a potential transaction. In preparing this report, information provided by the Company and its outside accountants was used. In connection with the preparation of its valuation report, WVA, among other things:

  reviewed the background and history of the AAGC, the national and local economies, and the golf course industry in which the AAGC operates;
  reviewed certain historical financial information related to the AAGC;
  reviewed financial, operating and other information regarding the AAGC and the golf course industry in which it operates;
  evaluated the AAGC's strength, performance and risk as compared with similar companies;
  conducted such other financial studies, analyses and inquiries and considered such other factors, as WVA deemed appropriate; and
  discussed with members of senior management of the Company certain information relating to the aforementioned and any other matters which WVA deemed relevant to its inquiry.

WVA assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company and the AAGC, and WVA did not undertake any duty or responsibility to, nor did WVA, independently verify any of such information.

WVA expressed no opinion as to the fairness of the Transfer Agreement, the underlying business decision to enter into the Transfer Agreement, the structure or tax consequences of the transactions contemplated by the Transfer Agreement, or the availability or advisability of any alternatives to the transactions contemplated by the Transfer Agreement. The WVA opinion was limited to a reasonable estimate of the fair market value for a 51.0 percent ownership interest in AAGC.

The methods utilized by WVA in determining the fair market value of AAGC were the income value approach, the asset value approach, the market value approach and other approaches based on transactional data for the Company and closely-held companies. The value estimates for a 100% ownership interest in AAGC ranged from a high of $2,334,000 under the acquisition method to negative value estimates under all three values produced under the transaction approach and two debt-free value estimates produced under the market approach. About one-half of the value estimates were negative and the value estimated under the income approach was about $1.1 million. It was WVA’s opinion that giving no weight to the negative value estimates and little weight to the value estimated under the acquisition approach was reasonable. Based on these approaches, WVA was of the opinion that a reasonable estimate of the fair market value for a 100% ownership interest in AAGC was $1,300,000 and a 51% ownership interest in AAGC as of September 30, 2015 was $663,000.

The full text of WVA’s written report will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested stockholder of the Company or representative who has been so designated in writing. In addition a copy of the report will be transmitted by the Company or affiliate to any interested stockholder of the Company or representative who has been so designated in writing upon written request and at the expense of the requesting stockholder.

WVA was selected by the management of the Company as a result of management’s experience working with the individual who was primarily responsible for preparing the report. That person had worked on the valuation of the 49% interest in AAGC which the Company sold in 2009.

During the two years preceding the date of WVA's written opinion, WVA has not been engaged by, performed services for or received any compensation from the Company or any of its affiliates.

Federal Income Tax Considerations

The closing of the Transfer Agreement will be entirely a corporate action. Our U.S. stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Transfer Agreement or the transactions contemplated thereby.

Executive Officer Employment Agreement

Effective August 1, 1994, the Company entered into an employment agreement with Ronald Boreta, the Company's President, and Chief Executive Officer, pursuant to which he received a base salary that was increased to $120,000 beginning the year ended December 31, 1996. The term of the employment agreement ended in May 2013, but he continues to be employed by the Company on the same basis. He also receives the use of an automobile, for which the Company pays all expenses and full medical and dental coverage which totals $758 a month. The Company intends to discontinue paying Ronald Boreta a salary or benefits effective upon the closing of the Transfer Agreement.

Dissenters’ Rights

In accordance with Nevada law, our stockholders do not have dissenters’ or appraisal rights in connection with the Transfer Agreement.

Government Approval

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with Transfer Agreement and the transactions contemplated by the Transfer Agreement.

Interests of Certain Persons in the Transaction

Certain of our officers and directors have an interest in the transactions covered by the Transfer Agreement. Ronald Boreta who is President, Chief Executive Officer and a Director of the Company and John Boreta, who is a Director of the Company and General Manager of AAGC, are parties to the Transfer Agreement. In addition, these persons each hold beneficial ownership of more than 5% of our common stock. These persons have a direct interest in, and will benefit from, the transactions described in this Information Statement.”

Voting Securities and Principal Holders Thereof

The following table sets forth, as of September 8, 2016 the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company’s Common Stock, each Executive Officer and Director individually, and all Directors and Executive Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares.

	AMOUNT AND
	NATURE
NAME AND ADDRESS	OF BENEFICIAL		PERCENT
OF BENEFICIAL OWNERS	OWNERSHIP		OF CLASS

Ronald S. Boreta 6730 Las Vegas Blvd. South Las Vegas, NV 89119	450,484	(1)	9.47%

ASI Group, LLC Investment AKA, LLC c/o Agassi Enterprises, Inc. 3883 Howard Hughes Pkwy, 8th Fl. Las Vegas, NV 89109	1,589,167	(4)	34.37%

John Boreta 6730 Las Vegas Blvd. South Las Vegas, NV 89119	300,439	(2)	6.50%

Boreta Enterprises, Ltd. 6730 Las Vegas Blvd. South Las Vegas, NV 89119	360,784	(3)	7.80%

Steve Miller 3883 Howard Hughes Pkwy., 8th Fl. Las Vegas, NV 89169	34,000	(5)	0.74%

Cara Corrigan 6730 Las Vegas Blvd. South Las Vegas, NV 89119	34,000	(5)	0.74%

All Directors and Executive Officers as a Group (4 persons)	818,923	(6)	17.71%

(1) Includes 202,229 shares held directly and 248,255 shares which represents Ronald Boreta's share of the Common Stock held by Boreta Enterprises, Ltd.

(2) Includes 191,735 shares held directly and 108,704 shares, which represents John Boreta's share of the Common Stock held by Boreta Enterprises Ltd.

(3) Direct ownership of shares held by Boreta Enterprises Ltd., a limited liability company owned by Ronald and John Boreta and the Estate of Vaso Boreta. Boreta Enterprises Ltd. percentage ownership is as follows:

Ronald S. Boreta	68.81%
John Boreta	30.13%
Estate of Vaso Boreta	1.06%

(4) ASI Group LLC and Investment AKA, LLC are both Nevada limited liability company’s whose members include Andre K. Agassi.

(5) All shares are owned directly.

(6) Includes shares beneficially held by the four named Directors and Executive Officers.

Unaudited Pro Forma Condensed Consolidated Financial Information

All-American SportPark, Inc. has prepared unaudited pro forma condensed consolidated financial statements to assist readers in understanding the nature and effects of closing the Transfer Agreement. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended December 31, 2015 and the quarter ended March 31, 2016 has been prepared with the assumption that the closing of the Transfer Agreement was completed as of the beginning of the applicable periods. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016 has been prepared with the assumption that the closing of the Transfer Agreement was completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the closing of the Transfer Agreement had been completed on the dates indicated, or which may result in the future.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma financial information should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 2015 Annual Report on Form 10-K and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission ("SEC"). Those financial statements are included in Annex A and Annex B attached to and are a part of this Information Statement.

ALL-AMERICAN SPORTPARK, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Twelve Months ended December 31, 2015

	All-American	All American	Pro
	Sportpark, Inc.	Golf Center	Forma

Revenue	$1,850,323	(1,850,323)	`	(a)
Revenue - Related Party	166,779	(166,779)	-	(b)
Total Revenue	2,017,102	(2,017,102)	-
		-
Cost of revenue	620,296	(620,296)	-	(c)

Gross profit	1,396,806	(1,396,806)	-

Expenses:
General and administrative expenses	1,432,615	(1,080,960)	351,655	(d)
	110,031
Depreciation and amortization		(108,121)	1,910	(e)
Total expenses	1,542,646	(1,189,081)	353,565

Net operating income	(145,840)	(207,725)	(353,565)

Other expenses:

Interest expense	(530,507)	117,538	(412,969)	(f)
Total other income
(expense)	(530,507)	117,538	(412,969)
		-
Net loss before provision for income tax	(676,347)	(90,187)	(766,534)
Provision for income tax expense	-	-	-

Net /Income/loss	(676,347)	(90,187)	(766,534)

Net income attributable to non-controlling interest	43,043	(43,043)	-	(g)

Net loss attributable to All-American SportPark,
Inc.	$(719,390)	(47,144)	(766,534)

Net loss per share - basic and fully diluted	$(0.03)		(0.17)

Weighted average number of common shares
outstanding - basic and fully diluted	4,624,123		5,624,123

(a)	Pro forma elimination of revenue associated with the operation of its golf courses
(b)	Pro forma elimination of revenue associated with rental income from retail store

(c)	Pro forma elimination of direct costs associated with the operation of golf courses
(d)	Pro forma elimination of operating costs associated administration of golf course operations
(e)	Pro forma elimination of depreciation on equipment associated with golf course operations
(f)	Pro forma elimination of interest associated with debts incurred by operations and forgiven as part of transaction
(g)	Pro forma reversal of prior accounting treatment of subsidiary

ALL-AMERICAN SPORTPARK, INC.
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Six Months Ended June 30, 2016

	All-American Sportpark, Inc	All American Golf Center	Pro Forma

Revenue	$999,106	$(999,106)	$-	(a)
Revenue - Related Party	81,900	(81,900)	-	(b)
Total Revenue	1,081,006	(1,081,006)	-

Cost of revenue	288,665	(288,665)	-	(c)

Gross profit	792,341	(792,341)	-

Expenses:
General and administrative expenses	716,424	(542,775)	173,649	(d)
Depreciation and amortization	57,206	(56,522)	684	(e)
Total expenses	773,630	(599,297)	174,333

Net operating income (loss)	18,711	(193,044)	(174,333)

Other expenses:
Interest expense	(263,359)	58,510	(204,849)	(f)
Total other income (expense)	(263,359)	58,510	(204,849)

Net loss before provision for income tax	(244,648)	(134,534)	(379,182)
Provision for income tax expense	-	-	-

Net loss	(244,648)	(134,534)	(379,182)

Net income attributable to non-controlling
interest	65,922	(65,922)	-	(g)

Net loss attributable to All-American
SportPark, Inc.	$(310,570)	$(68,612)	$(379,182)

Net loss per share - basic and fully diluted	$(0.07)	-	$(0.07)
Weighted average number of common shares outstanding - basic and fully diluted

	4,624,123	-	5,624,123

(a)	Pro forma elimination of revenue associated with the operation of its golf courses
(b)	Pro forma elimination of revenue associated with rental income from retail store
(c)	Pro forma elimination of direct costs associated with the operation of golf courses
(d)	Pro forma elimination of operating costs associated administration of golf course operations
(e)	Pro forma elimination of depreciation on equipment associated with golf course operations
(f)	Pro forma elimination of interest associated with debts incurred by operations and forgiven as part of transaction
(g)	Pro forma reversal of prior accounting treatment of subsidiary

ALL-AMERICAN SPORTPARK, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2016

	June 30, 2016	AAGC Adjustment	Other Adjustment	Pro Forma

Assets		(a)

Current assets:

Cash	$-	$-	$-	$-

Accounts receivable	19,740	(19,740)	-	-

Prepaid expenses and other
current assets	11,717	(10,850)	-	867

Total current assets	31,457	(30,590)	-	867

Property and equipment, net of accumulated depreciation of $756,040 as of June 30, 2016

	470,166	(469,494)	-	672

Total Assets	$501,623	$(500,084)	$-	$1,539

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued
expenses	$806,865	$(467,247)	$(325,000)	$14,618	(b)

Current portion of deferred revenue	125,000	(125,000)	-	-	(c)
Notes payable - related parties	4,299,226	(999,077)	(3,300,149)	-	(d)
Due to related parties	1,776,156	(528,574)	(1,247,582)	-	(e)
Due from AASP	-	4,201,332	(4,201,332)	-	(f)
Current portion of capital lease
obligation	28,407	(28,407)	-		(g)
Accrued interest payable - related
party	6,416,263	(908,936)	(5,507,327)	-	(i)
Total current liabilities	13,451,917	1,144,091	(14,581,390)	14,618

Long-term liabilities:
Long-term portion of capital lease
obligation	21,421	(21,421)	-	-	(g)
Deferred revenue	50,000	(50,000)	-	-	(c)
Deferred rent liability	538,548	(538,548)	-	-	(h)
Total long-term liabilities	609,969	(609,969)	-	-

Commitments and Contingencies
Stockholder’s deficit:

Preferred stock, Series "B", $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016

	-	-	-	-

Common stock, $0.001 par value, 50,000,000 shares authorized, 5,624,123 shares issued and outstanding as of June 30, 2016

	4,624	-	1,000	5,624
Additional paid-in capital	14,408,270	(1,103,497)	15,087,499	28,392,272	(j)
Accumulated deficit	(28,480,266)	69,291	-	(28,410,975)	(k)

Total All-American SportPark, Inc. stockholders' deficit	(14,067,372)	(1,034,206)	15,088,499	(13,079)

Non-controlling interest in net assets of subsidiary	507,109	-	(507,109)	-	(l)

Total stockholders' deficit	(13,560,263)	(1,034,206)	14,581,390	(13,079)

Total Liabilities and Stockholders' Deficit	$501,623	$(500,084)	$-	$1,539

(a)	Pro forma elimination of assets and liabilities associated with golf course operations
(b)	Includes elimination of Accounts Payable in the amount of $467,247, and Accrued Wages to Ron Boreta in the amount of $325,000
(c)	The deferred revenue liability was assumed by AAGC in the transaction as it related to golf course operations
(d)	Pro forma elimination of notes to related parties to Vaso Boreta and BE Holdings
(e)	Pro forma elimination of amounts due to retail stores
(f)	Represents consolidated intercompany debt from AAGC owed by AASP. This amount was forgiven in the transaction
(g)	Pro forma elimination of leases related to golf equipment
(h)	Related to operations of the golf store facilities
(i)	Pro forma elimination of interest on amounts due directly by AAGC ($908,936), and related parties notes to Vaso Boreta ($5,278,412), SAGS ($112,251) and BE Holdings ($116,664)
(j)	Pro forma elimination of Additional Paid in Equity amounts related to AAGC operations
(k)	Pro forma elimination of net profit attributed to AAGC operations
(l)	Pro forma elimination of non-controlling interest by AASP of AAGC related to the deconsolidation

ALL-AMERICAN SPORTPARK, INC.

Notes to Unaudited Pro Forma Condensed
Consolidated Financial Statements

1. TRANSFER AGREEMENT

On June 10, 2016, All-American SportPark, Inc. (the “Company”) entered into a Transfer Agreement for the sale and transfer of the Company’s 51% interest in All American Golf Center, Inc. (“AAGC”), which constitutes substantially all of the Company’s assets. Pursuant to the Transfer Agreement, the Company intends to transfer the 51% interest in AAGC to Ronald Boreta and John Boreta (the “Boreta’s”), and also issue to the Boreta’s 1,000,000 shares of the Company’s common stock, in exchange for the cancellation of promissory notes held by the Boreta’s and the interest accrued thereon totaling approximately $8,722,727 as of August 31, 2016.

At the closing of the Transfer Agreement, the shares of AAGC common stock held by the Company, representing 51% of the AAGC shares outstanding, will be transferred to the Boretas or their assigns. In addition, the Company will issue 1,000,000 shares of its common stock to the Boreta’s. In exchange, the Boreta’s will cancel the promissory notes and the interest accrued thereon totaling approximately $8,722,727.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals approximately $335,000. In addition, AAGC will forgive approximately $4,220,880 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boreta’s will forgive approximately $1,367,000 owed to them by the Company. The Company agreed to forgive approximately $27,605 owed to the Company by entities controlled by the Boreta’s.

2. UNAUDITED PRO FORMA ADJUSTMENTS

The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements:

  For consolidation purposes, the entities are now no longer consolidated. Amounts for revenue, cost of revenue, operating and other expenses have all been eliminated as a result of the Transfer Agreement. Previously the revenue and associated expenses incurred by All American Golf Center were being treated as a Non-controlling Interest pursuant to ASC 810-10-15-10.
  Revenue, and associated costs of revenue, were the result of the various golf-oriented retail locations noted below. These locations have been transferred to the Boreta’s in return for the forgiveness of certain liabilities noted below, and have been eliminated in this pro forma.
  General and administrative overhead costs eliminated were those associated with the operation of the noted retail facilities. These costs were paid for directly or indirectly by the Boreta’s, and due to the transfer of the retail locations are no longer an expense of the Company, and have been eliminated in this pro forma.
  Interest costs associated with the liabilities related to the funding of the operation of the retail locations, forgiven by the Boreta’s as a result of the Transfer Agreement, have also been eliminated in this pro forma.
  The net book value of the retail locations, in the amount of $497,660, has also been eliminated in this pro forma.
  Prior to the deconsolidation All-American SportPark, Inc. had no other revenue, and only performed administrative activities for the entity.
  All substantive liabilities were advanced by or due to the Boreta’s, or their related and owned entities, accordingly all material debts and obligations have been forgiven or eliminated as a result of the Transfer Agreement.

3. DUE TO RELATED PARTIES:

The Company’s employees provide general administrative and accounting support for three golf retail stores, as follows: 1) Saint Andrews Golf Shop ("SAGS"), 2) Las Vegas Golf and Tennis ("Boca Store") and 3) Las Vegas Golf and Tennis Superstore (“Westside 15 Store”). All of these facilities are owned by Ronald Boreta, the Company's President, and his brother, John Boreta, a Director of the Company. The SAGS store is the retail tenant in the TaylorMade Golf Experience.

General administrative and payroll and employee benefits expenses are allocated based on an annual review of the personnel time expended for each entity.

The costs associated for general administrative and accounting support provided by the Company to the above stores were paid for by the Boreta’s. Additionally, the Company received funding for normal operations for these and various other stores owned by the Company’s President and his brother, and the former Chairman. The total amount due to these stores totaled $1,736,696 as of June 30, 2016. The amounts are non-interest bearing and due on demand out of available cash flows of the Company. Additionally, the Company has the right to offset the general administrative and accounting support against the funds received from these stores.

Both Ronald Boreta and John Boreta have continued to defer half of their monthly salaries until cash flows from normal operations support full payment of same. The amounts deferred for the first six months of 2016 and 2015 were $48,750 and $48,750, respectively.

As of June 30, 2016, Accrued Interest Payable, Related Parties related to the Notes Payable, Related Parties totaled $6,387,874.

Historical Financial Information

Historical financial information taken from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and its Annual Report on Form 10-K for the year ended December 31, 2015 is included in Annex A and Annex B to this Information Statement as follows:

  Annex A – Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2015.
  Annex B – Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2016.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, Information Statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The SEC allows us to "incorporate by reference" into this Information Statement certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date of the closing of the Transfer Agreement:

          Current Report on Form 8-K filed on June 13, 2016.

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning us, without charge, by written request directed to All-American Sportpark, Inc., 6730 South Las Vegas Blvd., Las Vegas Nevada 809119, Attention: Investor Relations, or by calling us at (702) 317-7301. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

     If you have questions about the Transfer Agreement and the transactions contemplated thereby, you should contact Ronal S. Boreta, 6730 South Las Vegas Blvd., Las Vegas Nevada 89119, or by telephone at (702) 317-7301.

     You should rely only on the information contained in this Information Statement. We have not authorized anyone to provide you with information that is different from or that adds to what is contained in this Information Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies. The mailing of this Information Statement to our stockholders does not create any implication to the contrary.

ANNEX A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
All-American Sportpark, Inc.

We have audited the accompanying consolidated balance sheets of All-American Sportpark, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2015. All-American Sportpark, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of All-American Sportpark, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM, LLP
RBSM, LLP

Henderson, Nevada

March 30, 2016

ALL-AMERICAN SPORTPARK, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014

Assets

Current assets:
Cash	$5,856	$2,200
Accounts receivable	18,339	3,000
Prepaid expenses and other current assets	15,274	5,737
Total current assets	39,469	10,937

Property and equipment, net of accumulated depreciation of
$838,758 and $726,592, respectively	527,373	601,164

Total Assets	$566,842	$612,101

Liabilities and Stockholders' Deficit

Current liabilities:
Cash in excess of available funds	$29,371	$20,018
Accounts payable and accrued expenses	304,250	282,375
Accounts Payable and accrued expense - related party	469,450	248,650
Current portion of deferred revenue	125,000	75,000
Current portion of notes payable - related
parties	4,299,226	4,386,056
Current portion of due to related parties	1,724,286	1,617,550
Current portion of capital lease obligation	32,082	30,520
Accrued interest payable - related party	6,205,675	5,825,801
Total current liabilities	13,189,340	12,485,970

Long-term liabilities:
Long-term portion of capital lease
obligation	33,623	65,806
Deferred revenue	100,000	100,000
Deferred rent liability	560,438	604,219
Total long-term liabilities	694,061	770,025

Commitments and Contingencies

Stockholders' (deficit):
Preferred stock, Series "B", $0.001 par value, 10,000,000
shares authorized, no shares issued and outstanding as of	-	-
December 31, 2015 and December 31, 2014, respectively

Common stock, $0.001 par value, 50,000,000 shares
Common stock, $0.001 par value, 50,000,000 shares
authorized, 4,624,123 and 4,624,123 shares issued and
outstanding as of December 31, 2015 and December 31,
2014, respectively

	4,624	4,624
Prepaid equity-based compensation	(944)	(4,626)
Additional paid-in capital	14,408,270	14,408,270
Accumulated deficit	(28,169,696)	(27,450,306)

Total All-American SportPark, Inc. stockholders’ deficit	(13,757,746)	(13,042,038)

Non-controlling interest in subsidiary	441,187	398,144
Total stockholder’s deficit	(13,316,559)	(12,643,894

Total Liabilities and Stockholders' Deficit	$566,842	$612,101

                                                                                                                    The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                                                             A-3

ALL-AMERICAN SPORTPARK, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014

Revenue	$1,850,323	$1,968,159
Revenue – Related Party	166,779	163,800
Total Revenue	2,017,102	2,131,959

Cost of revenue	620,296	671,118

Gross profit	1,396,806	1,460,841

Expenses:
General & administrative	1,432,615	1,444,714
Depreciation and amortization	110,031	112,892
Total expenses	1,542,646	1,557,606

Loss from operations	(145,840)	(96,765)

Other expense
Interest expense	(530,507)	(531,229)

Total other expense	(503,507)	(531,229)

Net loss before provision for income tax	(676,347)	(624,994)
Provision for income tax expense	-	-
Net loss	(676,347)	(624,994)

Net income attributable to non-controlling interest	43,043	80,333

Net loss attributable to All-American SportPark,	$(719,390)	$(705,327)
Inc.
Weighted average number of common shares
outstanding-basic and fully diluted	4,624,123	4,624,123

Net loss per share – basic and fully diluted	$(0.15)	$(0.14)

                                                                                                                                 The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                                                                          A-4

ALL-AMERICAN SPORTPARK, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Common Stock		Prepaid	Additional		-
	Shares		Equity Based	Paid in	Accumulated	Controlling
		Amount	Compensation	Capital	Deficit	Interest	Total
Balance, December
31, 2013	4,624,123	$4,624	$(10,294)	$1,408,270	$(27,450,306)	$317,811	$(12,024,568)

Stock issued to board
member	-	$-	$-	$-	$-	$-	$-

Prepaid equity based
compensation issued
to board member and
employee	-	$-	$-	$-	$-	$-	$-

Amortization of
prepaid equity based
compensation	-	$-	$5,668	$-	$-	$-	$5,668

Net Loss	-	$-	$-	$-	$(705,327)	$80,333	$(624,994)

Balance, December
31, 2014	4,624,123	$4,624	$(4,626)	$14,408,270	(27,450,306)	$398,144	$(12,643,894)

Amortization of prepaid
equity based
compensation	-	$-	$3,682	$-	$-	$-	3,682

Net Loss	-	$-	$-	$-	$(719,390)	$43,043	$(676,347)

Balance, December
31, 2016	4,624,123	$4,624	$(944)	$14,408,270	$(28,169,696)	$441,187	$(13,316,559)

The accompanying notes are an integral part of these consolidated financial statements.

ALL -AMERICAN SPORTPARK, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014

Cash flows from operating activities
Net loss	$(676,347)	$(624,994)
Adjustments to reconcile net loss to
net cash provided by (used in) operating
activities
Depreciation expense	110,031	112,892
Loss on disposal of property and equipment	3,682	5,668

Changes in operating assets and
liabilities:
Accounts receivable	(15,339)	(2,039)
Prepaid expenses	(9,537)	(2,066)
Cash in excess of available funds	9,353	(738)
Accounts payable and accrued	220,800	111,150
expenses
Accounts Payable and accrued expense-	21,875	2,073
related parties
Deferred revenue	50,000	50,000
Deferred rent liability	(43,781)	(43,780)
Accrued interest payable – related	379,874	425,020
parties
Net cash provided by (used in) operating activities	50,611	33,168

Cash flows from investing activities
Purchase of property and equipment	(36,240)	(50,487)
Net cash used in investing activities	(36,240)	(50,487)

Cash flows from financing activities
Proceeds from related parties	321,733	78,505
Payment to related parties	(214,997)	-
Payments on capital lease obligation	(30,621)	(35,565)
Proceeds from notes payable – relatedparties	39,720	71,561
Payments on notes payable – related parties	(126,550)	(95,000)

Net cash provided by (used in) financing activities	(10,751)	19,501

Net increase (decrease) in cash	3,656	2,200

Cash – beginning	2,200	0
Cash – ending	$5,856	$2,200
Supplemental disclosures:

Interest paid	$43,926	$2,532

Income Taxes Paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ALL -AMERICAN SPORTPARK, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATIONAL STRUCTURE AND BASIS OF PRESENTATION

a. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of All-American SportPark, Inc. (“AASP”) include the accounts of AASP and its 51% owned subsidiary, All-American Golf Center, Inc. (“AAGC”), collectively the “Company”. All significant intercompany accounts and transactions have been eliminated. The Company’s business operations consisting solely of the TaylorMade Golf Experience (“TMGE”) are included in AAGC.

b. BUSINESS ACTIVITIES

The TMGE includes the Divine Nine par 3 golf course fully lighted for night golf, a 110-tee two-tiered driving range, a 20,000 square foot clubhouse which includes two TaylorMade Golf fitting bays and two tenants: the Saint Andrews Golf Shop retail store, Flight Deck Bar and Grill.

Because our business activities are not structured on the basis of different services provided, the above activities are reviewed, evaluated and reported as a single reportable segment. The Company is based in and operates solely in Las Vegas, Nevada, and does not receive revenues from other geographic areas although its tourist customers come from elsewhere. No one customer of the Company comprises more than 10% of the Company's revenues.

c. CONCENTRATIONS OF RISK

The Company has implemented various strategies to market the TMGE to Las Vegas tourists and local residents. Should attendance levels at the TMGE not meet expectations in the short-term, management believes existing cash balances would not be sufficient to fund operating expenses and debt service requirements for at least the next 12 months.

d. RECLASSIFICATIONS

Certain reclassifications have been made in prior periods’ financial statements to conform to classifications used in the current period.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. CASH AND CASH EQUIVALENTS

All highly liquid investments with original maturities of three months or less are classified as cash and cash equivalents. The fair value of cash and cash equivalents approximates the amounts shown on the financial statements. Cash and cash equivalents consist of unrestricted cash in accounts maintained with major financial institutions.

b. INCOME TAXES

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. A valuation allowance is established against deferred tax assets that do not meet the criteria for recognition. In the event the Company were to determine that it would be able to realize deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

c. STOCK-BASED COMPENSATION

The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Scholes pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued using the market price of the stock on the date of the related agreement.

d. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment (Note 5) are stated at cost. Depreciation and amortization is provided for on a straight-line basis over the lesser of the lease term (including renewal periods, when the Company has both the intent and ability to extend the lease) or the following estimated useful lives of the assets:

Furniture and equipment	3-10 years
Leasehold improvements	15-25 years

e. ADVERTISING

The Company expenses advertising costs as incurred. Advertising costs charged to continuing operations amounted to $36,562 and $43,168 in 2015 and 2014, respectively.

f. REVENUES

The Company primarily earns revenue from golf course green fees, driving range ball rentals and golf club and cart rentals, which are recognized when received as payments for the services provided. The Company also receives marketing revenue associated with the Taylor Made Agreement that they realize equally on a monthly basis over the life of the agreement. Lease and sponsorship revenues are recognized as appropriate when earned.

g. COST OF REVENUES

Cost of revenues is primarily comprised of golf course and driving range employee payroll and benefits, operating supplies (e.g., driving range golf balls and golf course scorecards, etc.), and credit card and check processing fees.

h. GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses consist principally of management, accounting and other administrative employee payroll and benefits, land lease expense, utilities, landscape maintenance costs, and other expenses (e.g., office supplies, marketing/advertising, and professional fees, etc.).

i. IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. If the long-lived asset or group of assets is considered to be impaired, an impairment charge is recognized for the amount by which the carrying amount of the asset or group of assets exceeds its fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

j. LEASES

The Company leases land and equipment. Leases are evaluated and classified as operating or capital leases for financial reporting purposes. The lease term used for lease evaluation related to the land includes option periods as the Company believes the option period can be reasonably assured and failure to exercise such option would result in an economic penalty. For equipment, option periods are included only in instances in which the exercise of the option period can be reasonably assured and failure to exercise such options would result in economic penalty.

k. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The recorded values of long-term debt approximate their fair values, as interest approximates market rates. As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

  Level 1: Observable inputs such as quoted prices in active markets;
  Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
  Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

At each of December 31, 2015 and 2014, the carrying amount of cash, accounts receivable, notes payable, and accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments.

l. EARNINGS (LOSS) PER SHARE

Basic earnings per share exclude any dilutive effects of options, warrants, and convertible securities. Basic earnings per share is computed using the weighted average number of shares of common stock and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive. The Company did not have any stock equivalent shares for the years ended December 31, 2015 and 2014.

Loss per share is computed by dividing reported net loss by the weighted average number of common shares outstanding during the period. The weighted-average number of common shares used in the calculation of basic loss per share was 4,624,123 in 2015 and 4,624,123 in 2014, respectively.

m. RECENT ACCOUNTING POLICIES

The Company believes there was no new accounting guidance adopted but not yet effective that either has not already been disclosed in prior reporting periods or is relevant to the readers of the Company’s financial statements.

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change.

NOTE 3. GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, for 2015, the Company had net loss of $676,347. As of December 31, 2015, the Company had a working capital deficit of $13,149,871 and a shareholders' equity deficiency of $13,316,559.

AASP management believes that its continuing operations may not be sufficient to fund operating cash needs and debt service requirements over at least the next 12 months. As such, management plans on seeking other sources of funding including the restructuring of current debt as needed, which may include Company officers or directors and/or other related parties. In addition, management continues to analyze all operational and administrative costs of the Company and has made and will continue to make the necessary cost reductions as appropriate. The inability to build attendance to profitable levels beyond a 12-month period may require the Company to seek additional debt, restructure existing debt or equity financing to meet its obligations as they come due. There is no assurance that the Company would be successful in securing such debt or equity financing in amounts or with terms acceptable to the Company.

Nevertheless, management continues to seek out financing to help fund working capital needs of the Company. In this regard, management believes that additional borrowings against the TMGE could be arranged although there can be no assurance that the Company would be successful in securing such financing or with terms acceptable to the Company.

Among its alternative courses of action, management of the Company may seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of the Company's status as a public corporation. There is no assurance that the Company will acquire a favorable business opportunity through a business combination. In addition, even if the Company becomes involved in such a business opportunity, there is no assurance that it would generate revenues or profits, or that the market price of the Company's common stock would be increased thereby.

The consolidated financial statements do not include any adjustments relating to the recoverability of assets and the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4. RELATED PARTY TRANSACTIONS

Due to related parties

The Company’s employees provide administrative/accounting support for (a) three golf retail stores, one of which is named Saint Andrews Golf Shop ("SAGS") and the others named Las Vegas Golf and Tennis ("District Store") and Las Vegas Golf and Tennis (“Westside, 15 Store”), owned by the Company's President and his brother. The SAGS store is the retail tenant in the TMGE.

Administrative/accounting payroll and employee benefits expenses are allocated based on an annual review of the personnel time expended for each entity. Amounts allocated to these related parties by the Company approximated $20,925 and $19,875 for the years ended December 31, 2015 and 2014, respectively. The Company records this allocation by reducing the related expenses and allocating them to the related parties.

In addition to the administrative/accounting support provided by the Company to the above stores, the Company received funding for operations from these and various other stores owned by the Company’s President, his brother, and the former Chairman. These funds helped pay for office supplies, phone charges, postages, and salaries. The net amount due to these stores totaled $1,724,286 and $1,617,550 as of December 31, 2015 and 2014, respectively. The amounts are non-interest bearing and due out of available cash flows of the Company. Additionally, the Company has the right to offset the administrative/accounting support against the funds received from these stores.

Both Ronald Boreta and John Boreta have continued to defer half of their monthly salaries until the Company is in a more positive financial state. The amounts deferred for 2015 and 2014 were $97,500 and $97,500, respectively.

Notes and Interest Payable to Related Parties:

The Company has various notes and interest payable to the following entities as of December 31, 2015 and 2014:

	2015	2014
Various notes payable to Vaso Boreta
bearing 10% per annum and due on demand (1)	$3,200,149	$3,200,149

Note payable to BE Holdings 1, LLC,
bearing 10% per annum and due on demand (2)	100,000	100,000

Various notes payable to SAGS, bearing 10%
per annum and due on demand (3)	704,656	813,846

Notes Payable Short-term Debt Westside 15, LLC
With no interest based on payment made by end of
December 2016 (4)	93,921	71,561

Note payable to BE III, LLC, bearing 10%
Per annum and due on demand (5)	200,500	200,500

TOTAL	$4,299,226	$4,386,056

1)	Vaso Boreta is the former Company's Chairman of the Board who passed away in October 2014.
2)	BE Holdings, LLC is owned by Ronald Boreta and John Boreta.
3)	Saint Andrews is owned by Ronald Boreta and John Boreta.
4)	Westside 15, LLC is owned by Ronald Boreta and John Boreta.
5)	BE III, LLC is owned by Ronald Boreta and John Boreta.

All maturities of related party notes payable except Westside 15, LLC and the related accrued interest are payable upon demand. At December 31, 2015, the Company has no loans or other obligations with restrictive debt or similar covenants.

On June 15, 2013, we entered into a “Stock Transfer Agreement” with Saint Andrews Golf Shop, Ltd. a Nevada limited liability company, which is wholly-owned by Ronald Boreta, our chief executive officer and John Boreta, a principal shareholder of the Company. Pursuant to this agreement, we agreed to transfer a 49% interest in our wholly owned subsidiary, AAGC as a partial principal payment in the amount of $600,000 on our outstanding loan due to Saint Andrews Golf Shop, Ltd. In March 2013, we engaged the services of an independent third party business valuation firm, Houlihan Valuation Advisors, to determine the fair value of the business and the corresponding minority interest. Based on the Minority Value Estimate presented in connection with this appraisal, which included valuations utilizing the income, market and transaction approaches in its valuation methodology, the fair value of a 49% interest totaled $600,000.

Interest expense on related party notes totaled $530,507 and $531,229 for the years ended December 31, 2015 and 2014, respectively.

As of December 31, 2015 and 2014, accrued interest payable - related parties related to the notes payable –related parties totaled $6,205,675 and $5,825,801, respectively.

John Boreta, who became a Director of the Company in 2013, has been employed by All-American Golf Center (“AAGC”), a subsidiary, as its general manager for over 12 years. On June 15, 2009, AAGC entered into an employment agreement with John Boreta. The employment agreement was for a period through June 15, 2012 and provided for a base annual salary of $75,000. Although the term of the employment agreement ended in June 2012, he continues to be employed on the same basis. During 2014, John Boreta received compensation of $81,000 for his services in that capacity, which includes an auto allowance of $6,000. He also received medical compensation of $15,662. In 1994, the Company entered into an employment agreement with Ronald S. Boreta, the Company's President, and Chief Executive Officer, pursuant to which he received a base salary that was increased to $120,000 beginning the year ended December 31, 1996. The term of the employment agreement ended in May 2012, but he continues to be employed by the Company on the same basis. Ronald S. Boreta receives the use of an automobile, for which the Company pays all expenses and full medical and dental coverage which totals $758 a month. Ronald S. Boreta has agreed that for a period of three years from the termination of his employment agreement that he will not engage in a trade or business similar to that of the Company.

Lease to SAGS

The TMGE has two tenant operations. The first is the Saint Andrews Golf Shop that occupies approximately 4,300 square feet for golf retail sales and pays a fixed monthly rent that includes a prorated portion of maintenance and property tax expenses of $13,104 for its retail and office space. The lease is for fifteen years through July 2012. The tenant has two options to extend for five years in July 2012 and July 2017 with a 5%

rent increase for each extension. The Company will extend the lease in July 2017. The tenant extended their first option starting August 2012. For the years ended December 31, 2015 and 2014, the Company recognized rental income totaling $166,779 and $163,800 respectively.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment included the following as of December 31:

	2015	2014
	-------------	-------------
Furniture and Equipment	$100,196	$63,956
Other Leasehold Improvement	160,886	160,886
Building	252,445	252,445
Land Improvements	495,351	495,351
Landscape Equipment	67,245	67,245
Other	145,563	145,563
Leased Equipment	144,445	142,247
	-------------	--------------
	1,366,131	1,327,693

Less: Accumulated Depreciation	(838,757)	(726,529)
	$527,374	$601,164

Depreciation expenses totaled $110,031 and $112,892 for the years ended December 31, 2015 and 2014, respectively.

NOTE 6. COMMITMENTS

Leases

The land underlying the TMGE is leased under an operating lease that expires in 2013 and has two five-year renewal options. In March 2006, the Company exercised the first of two options, extending the lease to 2018. Also, the lease has a provision for contingent rent to be paid by AAGC upon reaching certain levels of gross revenues. The Company recognizes the minimum rental expense on a straight-line basis over the term of the lease, which includes the two five year renewal options.

In December 2013, TMGE entered into a leasing agreement with Chase bank for 30 golf carts. The lease is for 48 months with monthly payments totaling $2,670.70. The current portion of the obligations under this lease agreement is $32,082 and the long term portion of the obligations under this lease is $33,623.

At December 31, 2015, minimum future lease payments under non-cancelable operating leases are as follows:

2016	529,840
2017	397,380
2018	145,707
Thereafter	2,768,417

$3,841,344

Customer Agreement

On June 19, 2009, AAGC entered into a Customer Agreement with Callaway Golf Company ("Callaway") and Saint Andrews pursuant to which Callaway has agreed to make certain cash payments and other consideration to AAGC and Saint Andrews in exchange for an exclusive marketing arrangement for the golf center operated by AAGC. Callaway is a major golf equipment manufacturer and supplier.

On March 9, 2014, AAGC entered into an amendment to its Customer Agreement with Callaway (the “Amendment”). The Amendment provided that AAGC was to use all reasonable efforts to negotiate and enter into a non-exclusive written contract with an alternative retail branding partner. In the event that AAGC was successful in executing a written contract with an alternative retail branding partner, the Customer Agreement would terminated on June 30, 2014.

Pursuant to the terms of the Amendment, Callaway was not required to pay any marketing funds or other fees or expenses required under the Customer Agreement during the first two quarters of 2014. The Amendment also provided that Callaway could, at its option, continue to feature its products in a second position at the golf center, of which they have chosen to do, after termination of the Customer Agreement, under certain terms and conditions.

Sponsorship Agreement

On March 27, 2014, AAGC entered into a Golf Center Sponsorship Agreement (“Sponsorship Agreement”) with Taylor Made Golf Company, Inc., doing business as TaylorMade-adidas Golf Company (“TMaG”) pursuant to which the golf center operated by AAGC was to be rebranded using TaylorMade® and other TMaG trademarks.

As part of the Sponsorship Agreement, TMaG agreed to reimburse AAGC for the reasonable costs associated with the rebranding efforts, including the costs associated with the build-out of the golf center and a new performance lab (described below), up to a specified maximum amount. In addition AAGC received a payment of $200,000 upon execution of the Sponsorship Agreement and, so long as AAGC continues to operate the golf center and comply with the terms and conditions of the Sponsorship Agreement TMaG made additional payments to AAGC on each of March 2014 and March 2015.

The Sponsorship Agreement provides that TMaG would install a performance lab at AAGC's facility that would include one nine-camera motion analysis system and one putting lab, and would provide additional services, equipment, supplies and resources for the golf center. The performance lab was installed in 2014.

The Sponsorship Agreement includes provisions concerning the display of TMaG merchandise, payment terms, retail sales targets and other related matters. Also, Saint Andrews Golf Shop, a tenant of AAGC which is owned by Ronald Boreta, the Company's President, and John Boreta, a Director of the Company, will receive a quarterly rebate based on the wholesale price of the TMaG merchandise purchased at the golf center. In addition, provided that the Las Vegas Golf and Tennis stores owned by Ronald Boreta and John Boreta maintain TMaG as their premier vendor at its locations, TMaG will pay such stores a quarterly rebate based on the wholesale price of the TMaG merchandise purchased at those locations.

The initial term of the Sponsorship Agreement is for five years. AAGC and TMaG may mutually agree in writing to extend the Sponsorship Agreement for an additional four year period; provided that the option to renew the Agreement shall be determined by the parties not later than ninety (90) days prior to the end of the initial term and shall be consistent with the AAGC's lease on its golf center property.

NOTE 7. INCOME TAXES

Income tax expense (benefit) consists of the
following:
	2015	2014
Current tax	$4,143	$4,143
Deferred tax	(220,926)	(220,926)
Valuation allowance	216,783	216,783
	$-	$-

	2015	2014
Deferred tax liabilities:
Temporary differences related to:
Depreciation	(142,855)	(142,855)

Deferred tax assets:
Net operating loss carry forward	4,787,809	4,787,809
Related Party interest	2,171,986	1,890,274
Other	-	-
Net deferred tax asset before
valuation allowance	7,103,802	6,683,984
Valuation Allowance	(7,103,802)	(6,683,984)
	$-	$-

	2015	2014
Income tax at federal rate	35.00%	35.00%
Permanent differences	-35.00%	-35.00%

Effective income tax rate	0.00%	0.00%

As of December 31, 2015 and 2014, the Company has available for income tax purposes approximately $22.0 and $22.0 million respectively in federal net operating loss carry forwards, which may be available to offset future taxable income. These loss carry forwards expire in 2020 through 2033. The Company may be limited by Internal Revenue Code Section 382 in its ability to fully utilize its net operating loss carry forwards due to possible future ownership changes. A 100% valuation allowance has been effectively established against the net deferred tax asset since it appears more likely than not it will not be realized.

The provision (benefit) for income taxes attributable to income (loss) from continuing operations does not differ materially from the amount computed at the federal income tax statutory rate.

NOTE 8. CAPITAL STOCK, STOCK OPTIONS, AND INCENTIVES

CAPITAL STOCK

Preferred stock, Series "B", $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

Common stock, $0.001 par value, 50,000,000 shares authorized, 4,624,123 and 4,624,123 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively.

On May 24, 2013, the Company granted 68,000 shares of restricted common stock to one director and one employee for services. In accordance with the terms of the grant, the shares will vest in full at the end of two years from the date of grant for the director. The restricted common stock granted to the employee will vest in full at the end of three years from the date of grant. The Company has recorded prepaid stock-based compensation of $13,600 representing the estimated fair value on the date of grant, and will amortize the fair market value of the shares to compensation expense ratably over the two and three year vesting periods.

Also on May 24, 2013, the Company granted 34,000 shares of common stock to a director for past services. These shares are fully vested. The fair value on the date of grant of $6,800 was recorded as stock-based compensation

NOTE 9. SUBSEQUENT EVENTS

Management has evaluated all subsequent events through the date of the filing and noted none.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following information should be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto included herein.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our consolidated financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Our significant accounting policies are discussed in Note 2, Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements. The following accounting policies are most critical in fully understanding and evaluating our reported financial results.

STOCK BASED COMPENSATION

In accordance with accounting standards concerning Stock-based Compensation, the Company accounts for all compensation related to stock, options or warrants using a fair value based method in which compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. The Company uses the Black-Scholes pricing model to calculate the fair market value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued on the date of the related agreement and using the market price of the stock. The Company currently does not have any options that are not fully vested.

LEASEHOLD IMPROVEMENTS AND EQUIPMENT

Leasehold improvements and equipment are stated at cost and are depreciated or amortized using the straight-line basis over the lesser of the lease term (including renewal periods, when the Company has both the intent and ability to extend the lease) or the useful lives of the assets, generally 3 to 15 years.

REVENUES

The Company primarily earns revenue from golf course green fees, driving range ball rentals and golf and cart rentals, which are recognized when received as payments for the services provided. The Company also receives marketing revenue associated with the Callaway Agreement which is realized on an equal monthly basis over the life of the agreement. Lease and sponsorship revenues are recognized as appropriate when earned.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company believes there was no new accounting guidance adopted but not yet effective that either has not already been disclosed in prior reporting periods or is relevant to the readers of the Company’s financial statements.

OVERVIEW

Our operations consist of the management and operation of the TaylorMade Golf Experience (“TMGE”). The TMGE includes a par 3 golf course fully lighted for night golf, a 110-tee two-tiered driving range, and a 20,000 square foot clubhouse, which includes two TaylorMade fitting bays; Saint Andrews Golf Shop carrying the latest golf products featuring TaylorMade and adidas Golf; and the Flight Deck Bar and Grill. TMGE has been listed as the number one driving range in America by Golf Digest Magazine several times, as recently as August 2010.

The TMGE has an ideal location at the end of the “Las Vegas strip” and near the international airport; however, much of the land immediately adjacent to the TMGE has not yet been developed.

The Town Square Mall, which opened in November of 2007, generates significant traffic in the area. The Town Square is a 1.5 million square foot super regional lifestyle center with a mix of retail, dining, and office space across the street from the TMGE. In addition, traffic from time-share condominium and new casinos at the far south end of the strip has increased local and tourist business for the TMGE.

On June 19, 2009, the Company entered into a “Customer Agreement” with Callaway Golf Company (“Callaway”) and Saint Andrews Golf Shop, Ltd. (“Saint Andrews”) through our majority owned subsidiary AAGC pursuant to which Callaway agreed to make certain cash payments and other consideration to AAGC and Saint Andrews in exchange for an exclusive marketing arrangement for the Callaway Golf Center operated by AAGC. Callaway is a major golf equipment manufacturer and supplier. Saint Andrews subleases space at the Callaway Golf Center and operates a golf equipment store at the Callaway Golf Center.

The Customer Agreement with Callaway provided that Callaway would provide Saint Andrews with $250,000 annual advertising contribution in the form of golf related products. In addition, Saint Andrews was given an opportunity to earn additional credits upon reaching a sales threshold.

In connection with the signing of the Customer Agreement, AAGC received several concessions to help in the operation of the business, upgrading certain areas, and remodel of some portions of the AAGC facility. Callaway also provided staff uniforms, range golf balls and rental golf equipment for AAGC’s use at the Callaway Golf Center. Both AAGC and Saint Andrews agreed to exclusively sell only Callaway golf products at the Callaway Golf Center for the term of the Customer Agreement.

On March 9, 2013, AAGC entered into an amendment to its Customer Agreement with Callaway (the “Amendment”). The effective date of the Amendment was January 20, 2013. The Amendment provided that AAGC was to use all reasonable efforts to negotiate and enter into a non-exclusive written contract with an alternate retail branding partner. In the event that AAGC was successful in executing a written contract with an alternative retail branding partner, the Customer Agreement was to terminate on June 30, 2013. In the event that an agreement with an alternative retailed branding partner was not entered into by June 30, 2013, the Customer Agreement was to terminate on that date but AAGC would have the right to continue to feature its products in a second position at the Callaway Golf Center after termination of Customer Agreement, under certain terms and conditions, which they have chosen to do.

On March 27, 2013, AAGC entered into a Golf Center Sponsorship Agreement with Taylor Made Golf Company, Inc., doing business as TaylorMade-Adidas Golf Company (“TMaG”)(the “Sponsorship Agreement”) pursuant to which the golf center operated by AAGC will be rebranded using TaylorMade® and other TMaG trademarks.

As part of the Sponsorship Agreement, TMaG has agreed to reimburse AAGC for the reasonable costs associated with the rebranding efforts, including the costs associated with the build-out of the golf center and two new performance bays up to a specified maximum amount. In addition, AAGC received a payment of $200,000 within a few days of signing the Sponsorship Agreement and, so long as AAGC continues to operate the golf center and comply with the terms and conditions of the Sponsorship Agreement TMaG made additional payments to AAGC on each of March 26, 2014 and March 26, 2015. The Company recognized these payments as revenue on a straight-line basis over the term of the agreement. In March 2014, AAGC received the second payment in the amount of $150,000. In March 2015, AAGC received the final payment.

The Sponsorship Agreement includes provisions concerning the display of TMaG merchandise, payment terms, retail sales targets and other related matters. Also, Saint Andrews Golf Shop, a tenant of AAGC which is owned by Ronald Boreta, the Company’s President, and John Boreta, a Director of the Company, will receive a quarterly rebate based on the wholesale price of the TMaG merchandise purchased at the golf center. In addition, provided that the Las Vegas Golf and Tennis stores owned by Ronald Boreta and John Boreta maintain TMaG as its premier vendor at its locations, TMaG will pay such stores a quarterly rebate based on the wholesale price of the TMaG Merchandise purchased at those locations.

The initial term of the Sponsorship Agreement is for five years. AAGC and TMaG may mutually agree in writing to extend the Sponsorship Agreement for an additional four year period; provided that the option to renew the Sponsorship Agreement shall be determined by the parties not later than ninety (90) days prior to the end of the initial term and shall be consistent with the AAGC’s lease on its golf center property.

RESULTS OF OPERATIONS – YEAR ENDED DECEMBER 31, 2015 VERSUS YEAR ENDING DECEMBER 31, 2014.

REVENUES

Revenues for 2015 decreased by $117,836 to $1,850,323 compared to $1,968,159 in 2014. Golf course green fees decreased to $471,854 in 2015 compared to $555,987 in 2014. Driving Range revenue decreased for 2015 by $45,509 to $751,570 in 2015 compared to $797,079 in 2014. Driving range rounds were down in 2015 over 2014 due to general downturn in the popularity of golf nationwide. In an attempt to reverse this trend, we have advertised several special offers and have increased our efforts to attract special events. Rentals for golf carts and golf clubs increased by $45,981 in 2015 to $364,438 as compared to $318,457 in 2014. Revenue from related parties remained relatively flat from $163,800 in 2014 to $166,799 in 2015

COST OF REVENUES

Costs of revenues decreased by $50,822 to $620,296 during 2015 as compared to $671,118 in 2014. This decrease is due to no major equipment failures occurring during 2015 as well as maintaining staffing levels at the TMGE consistent throughout the year.

GENERAL AND ADMINISTRATIVE (“G&A”)

G&A expenses consist principally of administrative payroll, rent, professional fees, and other corporate costs. These expenses remained relatively unchanged with a decrease of $12,099 to $1,432,615 in 2015 from $1,444,714 in 2014.

IMPAIRMENT ON PROPERTY AND EQUIPMENT

In 2015 and 2014 there was no impairment on property and equipment.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization decreased by $2,861 in 2015 to $110,031 from $112,892 in 2014. The decrease in depreciation is a result of several assets reaching their full depreciation during 2015.

OTHER INCOME AND INTEREST EXPENSE

Interest expense decreased in 2015 by $722 to $530,507 from $531,229 in 2014

NET LOSS

In 2015, the net loss (before non-controlling interest) was $676,347 as compared to net loss of $624,994 in 2014. This increase in net loss is consistent with the decrease in revenue and the relatively unchanged general and administrative costs.

LIQUIDITY AND CAPITAL RESOURCES

     The following table summarizes our current assets, liabilities, and working capital at December 31, 2015 compared to December 31, 2014.

	December 31,	December 31,	Increase /(Decrease)
	2015	2014	$	%

Current Assets	$39,469	$10,937	28,532	260.8%
Current Liabilities	13,189,340	12,485,970	703,370	5.6%
Working Capital Deficit	$(13,149,871)	$(12,475,033)	674.838)	5.4%

The net cash used for operating activities increased to $50,611 in 2015 compared to $33,168 in 2014. The majority of that increase came from accounts payables items with related parties. The company invested $36,240 into equipment in 2015 as compared to $50,487 in 2014. The cash flows from financing decreased from net cash provided by financing activities of $19,501 in 2014 to net cash used in financing activities of $10,715 in 2015.

Working capital needs have been helped by favorable payment terms and conditions included in our notes payable to related parties. Management believes that additional notes could be negotiated, if necessary, with similar payment terms and conditions.

AASP management believes that its continuing operations may not be sufficient to fund operating cash needs and debt service requirements over at least the next 12 months. As such, management plans on seeking other sources of funding including the restructuring of current debt as needed, which may include Company officers or directors and/or other related parties. In addition, management continues to analyze all operational and administrative costs of the Company and has made and will continue to make the necessary cost reductions as appropriate. The inability to build attendance to profitable levels beyond a 12-month period may require the Company to seek additional debt, restructure existing debt or equity financing to meet its obligations as they come due. There is no assurance that the Company would be successful in securing such debt or equity financing in amounts or with terms acceptable to the Company.

Nevertheless, management continues to seek out financing to help fund working capital needs of the Company. In this regard, management believes that additional borrowings against the TMGE could be arranged although there can be no assurance that the Company would be successful in securing such financing or with terms acceptable to the Company.

Among its alternative courses of action, management of the Company may seek out and pursue a business combination transaction with an existing private business enterprise that might have a desire to take advantage of the Company's status as a public corporation. There is no assurance that the Company will acquire a favorable business opportunity through a business combination. In addition, even if the Company becomes involved in such a business opportunity, there is no assurance that it would generate revenues or profits, or that the market price of the Company's common stock would be increased thereby.

The consolidated financial statements do not include any adjustments relating to the recoverability of assets and the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

FORWARD LOOKING STATEMENTS

Forward-Looking Statements

This document contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures we make in future filings of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

  increased competitive pressures from existing competitors and new entrants;
  deterioration in general or regional economic conditions;
  adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
  loss of customers or sales weakness;
  inability to achieve future sales levels or other operating results;
  the inability of management to effectively implement our strategies and business plans; and
  the other risks and uncertainties detailed in this report.

ANNEX B

ALL-AMERICAN SPORTPARK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2016	December 31, 2015

Assets

Current assets:
Prepaid expenses and other current assets	$868	$272
Assets held for sale	500,084	565,215
Total current assets	500,952	565,487

Property and equipment,
net of accumulated depreciation of $756,040 and
$728,726, as of June 30, 2016 and December 31,
2015, respectively	671	1,355

Total Assets	$501,623	$566,842

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued expenses	$339,618	$307,743
Current portion of notes payable - related parties	3,300,149	3,300,149
Current portion due to related parties	1,247,582	1,213,066
Current portion of capital lease obligation	-	-
Accrued interest payable - related party	5,507,327	5,336,995
Liabilities held for sale	3,667,210	3,725,448
Total current liabilities	14,061,886	13,3883,401

Commitments and Contingencies
Stockholder’s deficit:
Preferred stock, Series "B", $0.001 par value,
10,000,000 shares authorized, no shares issued and
outstanding	-	-
as of June 30, 2015 and December 31, 2014,
respectively
Common stock, $0.001 par value, 50,000,000 shares
authorized, 4,624,123 and 4,624,123 shares issued
and outstanding as of June 30, 2015 and December
31, 2015, respectively	4,624	4,624
Prepaid equity-based compensation	-	(944)
Additional paid-in capital	14,408,270	14,408,270
Accumulated deficit	(28,480,266)	(28,169,696)
Total All-American SportPark, Inc. stockholders' deficit	(14,067,372)	(13,757,746)

Non-controlling interest in net assets of subsidiary	507,109	441,187
Total stockholders' deficit	(13,560,263)	(13,316,559)

Total Liabilities and Stockholders' Deficit	$501,623	$566,842

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ALL-AMERICAN SPORTPARK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Six Months Ending June 30,

	2016	2015

Expenses:
General and administrative expenses	$173,649	$182,598
Depreciation and amortization	684	955
Total expenses	174,333	183,553
Net operating income (loss)	(174,333)	(183,553)

Other income (expense):
Interest expense	(204,849)	(209,234)
Other income (expense)	-	-
Total other expense	(204,849)	(209,234)
Net loss before provision
for income tax	(379,182)	(392,787)
Provision for income tax expense	-	-

Net loss from continued operations	(379,182)	(392,787)
Net income from
Discontinued operations	134,534	160,974

Net Loss	$(244,648)	$(231,813)

Net Income attributable to
non-controlling interest	65,922	78,879

Net loss attributable to
All-American SportPark, Inc.	(310,570)	(310,692)

Basic and diluted income (loss)
per weighted average common share:
Continuing Operations	(0.08)	(0.08)
Discontinued Operations	0.01	0.03
Total basic and diluted loss per weighted
average common share	(0.07)	(0.07)
Weighted average number of common
shares outstanding - basic and
fully diluted	4,622,123	4,622,123

The accompanying notes are an integral part of these condensed consolidated financial statements

ALL-AMERICAN SPORTPARK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,

	2016	2015
Cash flows from operating activities

Net loss	$(379,182)	$(392,787)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	684	955
Share-based compensation	944	2,832
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(596)	218
Accounts payable and accrued expenses	31,875	(35,882)
Accrued interest payable and other - related party	204,848	158,596
Net cash used in operating activities	(141,427)	(266,068)

Cash flows from financing activities

Payments on notes payable - related party	-	(106,550)
Net cash used in financing activities	-	(106,550)

Net decrease in cash	(141,427)	(372,618)

Cash flows provided by (used in) discontinued operations

Cash flows provided by operating activities	158,749	372,967
Cash flows used in financing activities	(17,322)	(349)
Net cash provided by discontinued operations	141,427	372,618
Cash – beginning	$-	$-
Cash – ending	$-	$-
Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALL-AMERICAN SPORTPARK, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 – Basis of presentation

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by All-American SportPark, Inc. (the “Company”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these unaudited condensed consolidated interim financial statements be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2015 and notes thereto included in the Company's Form 10-K. The Company follows the same accounting policies in the preparation of consolidated interim reports.

Results of operations for interim periods may not be indicative of annual results.

Certain reclassifications have been made in prior periods’ financial statements to conform to classifications used in the current period.

On June 10, 2016, the Company entered into a Transfer Agreement for the sale and transfer of the Company’s 51% interest in All American Golf Center, Inc. (“AAGC”), which constitutes substantially all of the Company’s assets. Pursuant to the Transfer Agreement, the Company intends to transfer the 51% interest in AAGC to Ronald Boreta and John Boreta (the “Boretas”), and also issue to the Boretas 1,000,000 shares of the Company’s common stock, in exchange for the cancellation of promissory notes held by the Boretas and the interest accrued thereon totaling approximately $8,667,725.

In connection with the closing of the Transfer Agreement, AAGC will assume the obligation of the Company to pay Ronald Boreta for deferred salary which currently totals $320,000. In addition, AAGC will forgive approximately $4,125,000 in advances previously made by it to the Company to fund its operations.

Also in connection with the closing of the Transfer Agreement, entities controlled by the Boretas will forgive approximately $1,367,000 owed to them by the Company. The Company will forgive approximately $27,605 owed to the Company by entities controlled by the Boretas.

The Board believes that the approval and consummation of the Transfer Agreement and the transactions contemplated thereby are in the best interest of the Company. Accordingly, at a meeting of the Board held on May 16, 2016, the Board approved the Transfer Agreement, and the transactions contemplated thereby, subject to certain conditions that were subsequently met, and directed that these items be presented to stockholders of the Company holding a majority of the issued and outstanding shares of the Company’s Common Stock.

Under Nevada law and our Bylaws, the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), as of the close of business on June 10, 2016 (the “Record Date”), was required to approve the Transfer Agreement and the transactions contemplated thereby. Each share of Common Stock is entitled to one vote per share. As of the Record Date there were issued and outstanding 4,624,123 shares of Common Stock. As permitted by the Nevada Law, on the Record Date the Company received a written consent in lieu of a meeting of stockholders from holders of 2,343,915 shares of Common Stock representing approximately 50.69% of the total issued and outstanding shares of Common Stock approving the Transfer Agreement and the transactions contemplated thereby.

The closing of the Transfer Agreement will not occur until at least 20 days after an Information Statement is mailed to the Company’s stockholders concerning the transactions.

Note 2 – Discontinued Operations

As of June 30, 2016 the business activities of All-American Golf Center (AAGC) are deemed held for sale in accordance with ASC 205. All references to discontinued operations included the operations of AAGC only.

Results of Discontinued Operations:

	For the Three Months		For the Six Months Ending June 30,
	Ending June 30,
	2016	2015	2016	2015
Revenue	$86,137	$95,521	$999,106	$1,015,552
Revenue - Related Party	40,950	40,950	81,900	81,900
Total Revenue	527,087	536,471	1,081,006	1,097,452

Cost of revenue	158,630	153,213	288,665	297,728

Gross profit	368,457	383,258	792,341	799,724

General and administrative
expenses	273,710	270,719	542,775	522,586
Depreciation and amortization	28,164	27,363	56,522	54,200
Total expenses	301,874	298,083	599,297	576,786

Net operating income	66, 583	85,175	193,044	222,939
Other income (expense):
Interest expense	(30,234)	(31,184)	(58,510)	(61,964)
	-	-	-	-
Total other income
(expense)	(30,234)	(31,184)	(58,510)	(61,964)

Income from discontinued operation	$36,349	$53,991	$134,534	$160,974

The assets and liabilities of discontinued operations are set forth as below:

Assets		December 31, 2015
	June 30, 2016
Current assets
Cash	$0	$5,856
Accounts receivable	19,740	18,339
Prepaid expenses and other current assets	10,850	15,002

Total current assets	30,590	39,197

Property and equipment	496,494	526,018
Total fixed assets	496,494	526,018

Total Assets	500,084	565,215

Current liabilities:
Cash in excess of available funds	-	29,371
Accounts payable and accrued expenses	467,247	465,958
Current portion of deferred revenue	125,000	125,000
Current portion of notes payable - related parties	999,077	999,077
Current portion due to related parties	528,574	511,220
Current portion of capital lease obligation	28,407	32,082
Accrued interest payable - related party	908,936	868,679
Total current liabilities	3,057,241	3,031,387

Long-term liabilities:
Long-term portion of capital lease obligation	21,421	33,623
Deferred revenue	50,000	100,000

Deferred rent liability	538,548	560,438
Total long-term liabilities	609,969	694,061
Total Liabilities	$3,667,210	$3,725,448

Note 3 – Going concern

As of June 30, 2016, we had an accumulated deficit of $28,480,266. In addition, the Company’s current liabilities exceed its current assets by $13,560,936 as of June 30, 2016.

The Company’s management believes that its operations may not be sufficient to fund operating cash needs and debt service requirements over at least the next 12 months. As described in Note 1, the Company’s Board of Directors determined that it was in the best interests of the Company to enter into the Transfer Agreement with the Boretas. The closing of that agreement would result in the elimination of nearly all of the debt of the Company. However, after the closing, the Company would have no significant assets and would continue to depend on affiliates to provide funds to pay its ongoing expenses.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Note 4 – Recent accounting policies

The Company believes there are no new accounting pronouncements adopted but not yet effective that is relevant to the readers of our financial statements.

Note 5 – Non controlling interest

Non-controlling interest represents the minority stockholders’ proportionate share of the equity of All-American Golf Center ("AAGC') which is a 51% owned subsidiary of the Company. At June 30, 2015, we owned 51% of AAGC’s capital stock, representing voting control and a majority interest. Our controlling ownership interest requires that AAGC’s operations be included in the Condensed Consolidated Financial Statements contained herein. The 49% equity interest that is not owned by us is shown as “Non-controlling interest in consolidated subsidiary” in the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets.

Pursuant to the Transfer Agreement, at the closing we would transfer our 51% interest in AAGC, which constitutes substantially all of our assets, to the Boretas.

Note 6 – Related party transactions

Due to related parties

The Company’s employees provide administrative/accounting support for (a) three golf retail stores, named Saint Andrews Golf Shop ("SAGS"), Las Vegas Golf and Tennis ("Boca Store") and Las Vegas Golf and Tennis Superstore (“Westside 15 Store”), owned by Ronald Boreta, the Company's President, and his brother, John Boreta, a Director of the Company. The SAGS store is the retail tenant in the TMGE.

Administrative/accounting payroll and employee benefits expenses are allocated based on an annual review of the personnel time expended for each entity. Amounts allocated to these related parties by the Company approximated $14,753 and $13,860 for the six months ended June 30, 2016 and 2015, respectively. The Company records this allocation by reducing the related expenses and allocating them to the related parties.

In addition to the administrative/accounting support provided by the Company to the above stores, the Company received funding for operations from these and various other stores owned by the Company’s President and his brother, and the former Chairman. These funds helped pay for office supplies, phone charges, postages, and salaries. The net amount due to these stores totaled $1,247,582 and $1,213,066 as of June 30, 2016 and December 31, 2015, respectively. The amounts are non-interest bearing and due out of available cash flows of the Company. Additionally, the Company has the right to offset the administrative/accounting support against the funds received from these stores.

Both Ronald Boreta and John Boreta have continued to defer half of their monthly salaries until the Company is in a more positive financial state. The amounts deferred for the first six months of 2016 and 2015 were $48,750 and $48,750, respectively.

Notes and Interest Payable to Related Parties:

The Company has various notes and interest payable to the following entities as of June 30, 2016, and December 31, 2015, respectively:

	2016	2015
From Continuing Operations:

Various notes payable to Vaso Boreta
bearing 10% per annum and due on
demand (1)	$3,200,149	$3,200,149

Note payable to BE Holdings 1, LLC,
owned by the chairman of the board,
bearing 10% per annum and due on
demand (2)	$100,000	$100,000

From Discontinued Operations:
Various notes payable to SAGS, bearing
10% per annum and due on demand (3)	704,656	$704,656

Various short term notes payable to the
Westside 15 Store, bearing 10% per
annum and due on demand (4)	$93,921	$88,921

Note payable to BE, III bearing 10% per
annum and due on demand (5)	$200,500	$200,500

Total	$4,299,226	$4,294,226

1)	Vaso Boreta is the former Chairman of the Board of the Company who passed away in October 2013.
2)	BE Holdings, LLC is owned by Ronald Boreta and John Boreta.
3)	Saint Andrews is owned by Ronald Boreta and John Boreta.
4)	The Westside 15 Store is owned by Ronald Boreta and John Boreta
5)	BE III, LLC is owned by Ronald Boreta and John Boreta.

All maturities of related party notes payable and the related accrued interest payable as of June 30, 2016 are due and payable upon demand.

On June 15, 2009, the Company entered into a “Stock Transfer Agreement” with St. Andrews Golf, Ltd. a Nevada limited liability company, which is wholly-owned by Ronald Boreta, our chief executive officer and John Boreta, a principal shareholder and now a Director of the Company. Pursuant to this agreement, we agreed to transfer a 49% interest in our wholly owned subsidiary, AAGC as a partial principal payment in the amount of $600,000 on the Company’s outstanding loan due to St. Andrews Golf Shop, Ltd. In March 2009, the Company engaged the services of an independent third party business valuation firm, Houlihan Valuation Advisors, to determine the fair value of the business and the corresponding minority interest. Based on the Minority Value Estimate presented in connection with this appraisal, which included valuations utilizing the income, market and transaction approaches in its valuation methodology, the fair value of a 49% interest totaled $ 600,000.

As of June 30, 2016 and December 31, 2015, accrued interest payable - related parties related to the notes payable – related parties totaled $5,507,327 and $5,336,995, respectively.

Lease to SAGS

AAGC subleases space in the clubhouse to SAGS. Base rent includes $13,104 per month through July 2013 with a 5% increase for each of two 5-year options to extend in July 2013 and July 2017. For the three months ending June 30, 2016 and 2015, the Company recognized rental income totaling $81,900 and $81,900, respectively.

Note 7 – Commitments

Lease Agreements From Discontinued Operation

The land underlying the TMGE is leased under an operating lease that was to initially expire in 2013 and had two five-year renewal options. In March 2006, the Company exercised the first of two options, extending the lease to 2018. Also, the lease has a provision for contingent rent to be paid by AAGC upon reaching certain levels of gross revenues. The Company recognizes the minimum rental expense on a straight-line basis over the term of the lease, which includes the two five year renewal options.

At June 30, 2015, minimum future lease payments under non-cancelable operating leases are as follows:

2016	$529,840
2017	543,086
Thereafter	2,768,416
Total	$4,238,724

Total rent expense for this operating lease was $264,918 and $264,918 for the six months ended June 30, 2016 and 2015.

Capital Lease From Discontinued Operation

The Company entered into a capital lease for new Club Car gas powered golf carts. The lease is 48 months in length and started on December 8, 2013. The Company pays $2,887 a month in principal and interest expense related to the lease.

The following is a schedule by year of future minimum payments required under these lease agreements.

Yearly Amount

2016	$17,322
2017	34,644
Total	$51,966

Customer Agreement From Discontinued Operation

On June 19, 2009, AAGC entered into a Customer Agreement with Callaway Golf Company ("Callaway") and Saint Andrews pursuant to which Callaway has agreed to make certain cash payments and other consideration to AAGC and Saint Andrews in exchange for an exclusive marketing arrangement for the golf center operated by AAGC. Callaway is a major golf equipment manufacturer and supplier.

On March 9, 2013, AAGC entered into an amendment to its Customer Agreement with Callaway (the “Amendment”). The Amendment provided that AAGC was to use all reasonable efforts to negotiate and enter into a non-exclusive written contract with an alternative retail branding partner. In the event that AAGC was successful in executing a written contract with an alternative retail branding partner, the Customer Agreement would terminate on June 30, 2013.

Pursuant to the terms of the Amendment, Callaway was not required to pay any marketing funds or other fees or expenses required under the Customer Agreement during the first two quarters of 2013. The Amendment also provided that Callaway could, at its option, continue to feature its products in a second position at the golf center, of which they have chosen to do, after termination of the Customer Agreement, under certain terms and conditions.

Sponsorship Agreement

On March 27, 2013, AAGC entered into a Golf Center Sponsorship Agreement (“Sponsorship Agreement”) with Taylor Made Golf Company, Inc., doing business as TaylorMade-adidas Golf Company (“TMaG”) pursuant to which the golf center operated by AAGC was to be rebranded using TaylorMade® and other TMaG trademarks.

As part of the Sponsorship Agreement, TMaG agreed to reimburse AAGC for the reasonable costs associated with the rebranding efforts, including the costs associated with the build-out of the golf center and a new performance lab (described below), up to a specified maximum amount. In addition AAGC received a payment of $200,000 upon execution of the Sponsorship Agreement and, so long as AAGC continues to operate the golf center and comply with the terms and conditions of the Sponsorship Agreement TMaG was to make additional payments to AAGC on each of March 26, 2015 and March 26, 2015.

The Sponsorship Agreement provides that TMaG would install a performance lab at AAGC's facility that would include one nine-camera motion analysis system and one putting lab, and would provide additional services, equipment, supplies and resources for the golf center. The performance lab was installed in 2013. Phase I of the remodeling of the golf center included the entire golf shop, activities area/golf check-in and restaurant area and was completed in the first quarter of 2015. Phase II is expected to begin in the second or third quarter of 2015 and will involve remodeling the driving range area and additional construction in the golf shop.

The Sponsorship Agreement includes provisions concerning the display of TMaG merchandise, payment terms, retail sales targets and other related matters. Also, Saint Andrews Golf Shop, a tenant of AAGC which is owned by Ronald Boreta, the Company's President, and John Boreta, a Director of the Company, will receive a quarterly rebate based on the wholesale price of the TMaG merchandise purchased at the golf center. In addition, provided that the Las Vegas Golf and Tennis stores owned by Ronald Boreta and John Boreta maintain TMaG as their premier vendor at its locations, TMaG will pay such stores a quarterly rebate based on the wholesale price of the TMaG merchandise purchased at those locations.

The initial term of the Sponsorship Agreement is for five years. AAGC and TMaG may mutually agree in writing to extend the Sponsorship Agreement for an additional four year period; provided that the option to renew the Agreement shall be determined by the parties not later than ninety (90) days prior to the end of the initial term and shall be consistent with the AAGC's lease on its golf center property.

Note 7 – Stockholders' deficit

Preferred stock

As of June 30, 2016, we had no preferred shares issued and outstanding.

Common stock

As of June 30, 2016, we had 4,624,123 shares of our $0.001 par value common stock issued and outstanding.

Equity-based compensation

On May 24, 2013, the Company granted 68,000 shares of restricted common stock to one director and one employee for services. In accordance with the terms of the grant, the shares will vest in full at the end of two years from the date of grant for the director. The restricted common stock granted to the employee will vest in full at the end of three years from the date of grant. The Company has recorded prepaid stock-based compensation of $3,211 representing the estimated fair value on the date of grant, and will amortize the fair market value of the shares to compensation expense ratably over the two and three year vesting periods. As of June 30, 2016. Prepaid stock-based compensation balance is zero,

Note 8 – Subsequent Events

After a review of all business dealings, the Company determined that it had no subsequent events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Forward-Looking Statements

This document contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures we make in future filings of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The factors affecting these risks and uncertainties include, but are not limited to:

  increased competitive pressures from existing competitors and new entrants;
  deterioration in general or regional economic conditions;
  adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
  loss of customers or sales weakness;
  inability to achieve future sales levels or other operating results;
  the inability of management to effectively implement our strategies and business plans; and
  the other risks and uncertainties detailed in this report.

Overview of Current Operations

On June 19, 2009, AAGC entered into a Customer Agreement with Callaway Golf Company (“Callaway”) and Saint Andrews pursuant to which Callaway agreed to make certain cash payments and other consideration to AAGC and Saint Andrews in exchange for an exclusive marketing arrangement for the Callaway Golf Center operated by AAGC. Callaway is a major golf equipment manufacturer and supplier. Saint Andrews subleases space at the Callaway Golf Center and operates a golf equipment store at the Callaway Golf Center.

The Customer Agreement with Callaway provided that Callaway would provide Saint Andrews with $250,000 annual advertising contribution in the form of golf related products. In addition, Saint Andrews was given an opportunity to earn additional credits upon reaching a sales threshold.

In connection with the signing of the Customer Agreement, AAGC received several concessions to help in the operation of the business, upgrading certain areas, and remodel of some portions of the AAGC facility. Callaway also provided staff uniforms, range golf balls and rental golf equipment for AAGC’s use at the Callaway Golf Center. Both AAGC and Saint Andrews agreed to exclusively sell only Callaway golf products at the Callaway Golf Center for the term of the Customer Agreement.

On March 9, 2013, AAGC entered into an amendment to its Customer Agreement with Callaway (the “Amendment”). The effective date of the Amendment was January 20, 2013. The Amendment provided that AAGC was to use all reasonable efforts to negotiate and enter into a non-exclusive written contract with an alternate retail branding partner. In the event that AAGC was successful in executing a written contract with an alternative retail branding partner, the Customer Agreement was to terminate on June 30, 2013. In the event that an agreement with an alternative retailed branding partner was not entered into by June 30, 2013, the Customer Agreement was to terminate on that date but AAGC would have the right to continue to feature its products in a second position at the TaylorMade Golf Experience after termination of Customer Agreement, under certain terms and conditions.

On March 27, 2013, AAGC entered into a Golf Center Sponsorship Agreement with Taylor Made Golf Company, Inc., doing business as TaylorMade-Adidas Golf Company (“TMaG”) pursuant to which the golf center operated by AAGC will be rebranded using TaylorMade® and other TMaG trademarks.

As part of the Sponsorship Agreement, TMaG has agreed to reimburse AAGC for the reasonable costs associated with the rebranding efforts, including the costs associated with the build-out of the golf center and a new performance lab (described below), up to a specified maximum amount. In addition, AAGC received a payment of $200,000 within a few days of signing the Sponsorship Agreement and, so long as AAGC continues to operate the golf center and comply with the terms and conditions of the Agreement TMaG was to make additional payments to AAGC on each of March 26,2014 and March 26, 2015. The last payment, in the amount of $100,000, was received on April 3, 2015. The Company will recognize these payments as revenue on a straight-line basis over the term of the agreement.

The Sponsorship Agreement provides that TMaG would install a performance lab at AAGC's facility that would include one nine-camera motion analysis system and one putting lab, and would provide additional services, equipment, supplies and resources for the golf center. The performance lab was installed in 2013. Phase I of the remodeling of the golf center included the entire golf shop, activities area/golf check-in and restaurant area and was completed in the first quarter of 2015. Phase II was completed in the third quarter of 2015 and involved remodeling the driving range area and additional construction in the golf shop.

The Sponsorship Agreement includes provisions concerning the display of TMaG merchandise, payment terms, retail sales targets and other related matters. Also, Saint Andrews Golf Shop, a tenant of AAGC which is owned by Ronald Boreta, the Company’s President, and John Boreta, a Director of the Company, will receive a quarterly rebate based on the wholesale price of the TMaG merchandise purchased at the golf center. In addition, provided that the Las Vegas Golf and Tennis stores owned by Ronald Boreta and John Boreta maintain TMaG as its premier vendor at its locations, TMaG will pay such stores a quarterly rebate based on the wholesale price of the TMaG Merchandise purchased at those locations.

The initial term of the Sponsorship Agreement is for five years. AAGC and TMaG may mutually agree in writing to extend the Agreement for an additional four year period; provided that the option to renew the Sponsorship Agreement shall be determined by the parties not later than ninety (90) days prior to the end of the initial term and shall be consistent with the AAGC’s lease on its golf center property.

On January 25, 2011, The 305 Group leased the restaurant at the TaylorMade Golf Experience. They renamed the restaurant The Upper Deck Grill and Sports Lounge. The tenant remodeled the entire restaurant space and opened to the public on April 28, 2011. They offer fresh made foods for the restaurant and bar. In 2014 the restaurant was unable to make appropriate lease payments and the lease was terminated and a new lease was entered into effective March 1, 2014 that places the restaurant on a month to month lease at a rate of $3,320 a month plus percentage rent when certain sale amounts are reached. There is to be a 4% increase in the base rent each year.

Results of Operations for the six months ended June 30, 2016 and 2015 compared.

INCOME:

Revenue

Our revenue for the six months ended June 30, 2016 for the discontinued operations was $999,106 as compared to $1,015,552 for the six months ended June 30, 2015, a decrease of $16,446, or 1.62%. The revenue decrease is due to a downward turn in the golf industry nationally. Our business in all areas of the golf course is down, including the driving range, special events and leagues.

Revenue-Related Party for the discontinued operations for the six months ended June 30, 2016 was $81,900, compared to $81,900 for the six months ended June 30, 2015.

Cost of Sales/Gross Profit Percentage of Sales

Cost of sales currently consists mainly of payroll and benefits expenses of the AAGC staff, and operating supplies. Our cost of sales for the six months ended June 30, 2016 was $288,665, a decrease of $9,673 or 3.05% from $297,728 for the six month period ended June 30, 2015. The decrease was related to a decrease in payroll expenses as our management consciously tried to reduce expenses due to the downturn in the golf industry.

Gross profit as a percentage of sales was 73.3% for the six months ended June 30, 2016 and 72.9% for the six months ended June 30, 2015.

EXPENSES:

General and Administrative Expenses

General and administrative expenses from continued operations for the six months ended June 30, 2016 were $173,649 a decrease of $8,949 or 4.90%, from $182,598 for the six months ended June 30, 2016. This decrease was from a change in the finance staff and associated salary, benefit and tax costs.

Depreciation and amortization expenses for the six months ended June 30, 2016 were $684 a decrease of $271 from $955 for the six months ended June 30, 2015.

General and administrative expenses for the discontinued operations for the six months ended June 30, 2016 were $542,775, an increase of $20,189 from $522,586 for the six months ended June 30, 2015.

Depreciation and amortization expenses for the discontinued operations for the six months ended June 30, 2016 were $56,522 an increase of $2,322, from $54,200 for the six months ended June 30, 2015.

Net Income (Loss) from Operations

We had a net loss from operations of $(244,648) for the six months ended June 30, 2016 compared to a net loss of $(231,813) from June 30, 2015.

Interest Expense

Our interest expense from continued operations decreased from $209,234 for the six months ended June 30, 2015 to $204,849 for the six months ended June 30, 2016

Net Income

The net increase attributable to non-controlling interest for the six months ended June 30, 2015 was $65,922 as compared to $78,879 for the same period in 2015. That resulted in net loss attributable to All-American Sport Park of $310,570 for 2016 as compared to $310,692 for 2015.

Liquidity and Capital Resources

The following table summarizes our current assets, liabilities, and working capital at June 30, 2016 compared to December 31, 2015.

	June 30,	December 31,	Increase / (Decrease)
	2016	2015	$	%

Current Assets	$868	$272	$596	219%
Assets Held for Sale	500,084	565,215	(65,131)	(12)%

Current Liabilities	10,394,676	10,157,953	236,723	2%
Liabilities Held for Sale	3,667,210	3,725,448	58,238	(2)%

Working Capital Deficit	$13,560,935	$13,317,914	$243,021	2%

Internal and External Sources of Liquidity

Cash Flow. Since inception, we have primarily financed our cash flow requirements through related party debt transactions. If that source of funding is eliminated it may have a material, adverse effect on our operations. We are currently operating at a loss but with positive cash flow because of deferring related party payables and interest payments. Though this has allowed us to currently minimize the deferral of our payables, we continue to depend on this source of financing. Should we lose our ability to defer those payables, without a return to profitability, our cash resources will be limited.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue existence.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Stock-based Compensation: In accordance with accounting standards concerning Stock-based Compensation, the Company accounts for all compensation related to stock, options or warrants using a fair value based method in which compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. Stock issued for compensation is valued on the date of the related agreement and using the market price of the stock.

Related party transactions: In accordance with accounting standards concerning related party transactions, there now are established requirements for related party disclosures and the policy provides guidance for the disclosures of transactions between related parties.

Subsequent events: In accordance with accounting standards concerning subsequent events, states that a company is not required to disclose the date through with subsequent events have been evaluated. The adoption of this ASU did not have a material impact on our consolidated financial statements.

Recent Accounting Developments

The Company believes there are no additional new accounting guidance adopted but not yet effective that are relevant to the readers of our financial statements.